                                                   INDYMAC INDA MORTGAGE LOAN TRUST
                                                               2007-AR6

                                                           Final Term Sheet

                                                      $420,104,100 (Approximate)

                                                           IndyMac MBS, Inc.
                                                               Depositor

                                                         IndyMac Bank, F.S.B.
                                                     Sponsor, Seller and Servicer

         This free  writing  prospectus  is being  delivered  to you solely to provide you with  information  about the offering of the securities  referred to in this free writing  prospectus  and to solicit an offer to purchase the  securities,  when, as and if issued.
Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the securities until we have accepted your offer to purchase.  You may withdraw your offer to purchase  securities at any time prior to our acceptance of your offer.

         The  asset-backed  securities  referred to in this free  writing  prospectus  are being  offered  when,  as and if issued.  In particular,  you are advised that  asset-backed  securities,  and the asset pools backing them, are subject to modification or revision
(including,  among other things, the possibility that one or more classes of securities may be split,  combined or eliminated),  at any time  prior to  issuance  or  availability  of a final  prospectus.  As a result,  you may  commit  to  purchase  securities  that have characteristics  that  change,  and  you are  advised  that  all or a  portion  of the  securities  may not be  issued  that  have  the characteristics  described in this free writing  prospectus.  Any obligation on our part to sell  securities to you will be conditioned on the securities having the  characteristics  described in this free writing prospectus.  If that condition is not satisfied,  we will notify  you,  and  neither  the  issuer nor any  underwriter  will have any  obligation  to you to  deliver  all or any  portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE SEC AND IS EFFECTIVE  FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER
DOCUMENTS  THE ISSUER HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  ISSUER AND THIS  OFFERING.  YOU MAY GET THESE
DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing  prospectus does not contain all information  that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                                           S-2

                                             FREE WRITING PROSPECTUS DATED AUGUST 30, 2007

                                               IndyMac INDA Mortgage Loan Trust 2007-AR6

Distributions are payable monthly on the 25th day of each month, beginning September 25, 2007

         The issuing entity will issue certificates, including the following classes of certificates:

                        Initial Class                                             Initial Class
                         Certificate        Pass-Through                           Certificate        Pass-Through
       Class             Balance(1)           Rate(2)          Class                Balance(1)           Rate(2)
_________________________________________________________________________________________________________________
Class 1-A-1              $ 119,148,000        Variable       Class B-1              $  8,504,000         Variable
Class 1-A-2              $  13,239,000        Variable       Class B-2              $  5,528,000         Variable
Class 2-A-1              $ 270,284,000        Variable       Class B-3              $  3,401,000         Variable
Class A-R                $         100        Variable
_________________
(1)      This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The  classes  of  certificates  offered  by this free  writing  prospectus,  together  with the  method of  calculating  their pass-through rates, are listed in the tables under "Summary-Description of the Certificates" in this free writing  prospectus.

                                                           S-3

                                                                Summary

Issuing Entity

IndyMac INDA Mortgage Loan Trust 2007-AR6, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware  corporation and a limited purpose finance  subsidiary of IndyMac Bank,  F.S.B.  Its address is 155 North
Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac  Bank,  F.S.B.,  a federal  savings bank.  Its principal  executive  offices are located at 888 East Walnut  Street,  Pasadena,
California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company,  a national  banking  association.  The corporate  trust office of the trustee is located (i) for purposes of certificate  transfers,  at DB Services Tennessee,  648 Grassmere Park Road, Nashville,  Tennessee  37211-3658,  Attention:
Transfer  Unit and (ii) for all  other  purposes,  at 1761 East St.  Andrew  Place,  Santa  Ana,  California  92705,  Attention:  Trust
Administration IN07D6, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing  agreement dated as of August 1,  2007 among the seller, the servicer,  the depositor and the trustee,  under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of August 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about August 30, 2007.

The Mortgage Loans

The mortgage pool will consist  primarily of 30 year  conventional  adjustable  rate  mortgage  loans secured by first liens on one- to four- family residential  properties.  The mortgage loans will be divided into two groups.  Each group of mortgage loans is referred to as a "loan group."

The  mortgage  rate on each  mortgage  loan is fixed  for a  specified  period  after  origination  after  which the  mortgage  rate is adjustable,  based on a specified  index.  The aggregate  stated  principal  balance of the mortgage loans in each loan group as of the cut off date was approximately as follows:

Loan                Aggregate              Fixed Rate
Group          Principal Balance ($)     Period (months)
________________________________________________________
 1               139,796,397.15                60
 2               285,410,725.62               120

The depositor  believes that the information set forth in this free writing  prospectus  regarding the mortgage loans as of the cut-off date is  representative  of the  characteristics  of the mortgage  loans that will be delivered on the closing date.  However,  certain mortgage loans may prepay or may be determined  not to meet the  eligibility  requirements  for inclusion in the final mortgage pool. A limited  number of mortgage  loans may be added to or  substituted  for the  mortgage  loans that are  described  in this free  writing prospectus.  Any addition or  substitution  will not result in a material  difference  in the final  mortgage pool although the cut-off date information  regarding the actual mortgage loans may vary somewhat from the information  regarding the mortgage loans presented in this free writing prospectus.

                                                           S-4

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance  $139,796,397.15
Geographic Concentrations in
   excess of 10%:
California                           63.50%
Weighted Average Original LTV Ratio  67.14%
Weighted Average Mortgage Rate       6.530%
Range of Mortgage Rates              5.125% to 8.375%
Average Current Principal Balance    $822,331.75
Range of Current Principal Balances  $168,000.00 to
                                     $3,000,000.00
Weighted Average Remaining Term to   360 months
   Maturity
Weighted Average FICO Credit Score   753
Weighted Average Gross Margin        2.747%
Weighted Average Maximum Mortgage    11.530%
   Rate
Weighted Average Minimum Mortgage    2.747%
   Rate
Range of Months to Next Rate         56 to 61
   Adjustment Date

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance      $285,410,725.62
Geographic Concentrations in
   excess of 10%:
California                                        67.00%
Weighted Average Original LTV Ratio               67.07%
Class 2-A-1              $ 270,284,000        Variable
Range of Mortgage Rates                 6.000% to 8.375%
Average Current Principal Balance            $867,509.80
Range of Current Principal Balances       $228,000.00 to
                                           $3,000,000.00
Weighted Average Remaining Term to
   Maturity                                   360 months
Weighted Average FICO Credit Score                   758
Weighted Average Gross Margin                     2.750%
Weighted Average Maximum Mortgage
   Rate                                          11.690%
Weighted Average Minimum Mortgage
   Rate                                           2.750%
Range of Months to Next Rate
   Adjustment Date                            118 to 121

                                                           S-5

As of the cut-off  date,  the mortgage  loans,  in the  aggregate,  had the following characteristics:

Aggregate Current Principal Balance      $425,207,122.77
Geographic Concentrations in
   excess of 10%:
California                                        65.85%
Weighted Average Original LTV Ratio               67.10%
Weighted Average Mortgage Rate                    6.637%
Range of Mortgage Rates                 5.125% to 8.375%
Average Current Principal Balance            $852,118.48
Range of Current Principal Balances       $168,000.00 to
                                            $3,000,00.00
Weighted Average Remaining Term to
   Maturity                                   360 months
Weighted Average FICO Credit Score                   756
Weighted Average Gross Margin                     2.749%
Weighted Average Maximum Mortgage
   Rate                                          11.637%
Weighted Average Minimum Mortgage
   Rate                                           2.749%
Range of Months to Next Rate
   Adjustment Date                             56 to 121

See "The Mortgage Pool" in this prospectus supplement.

                                                           S-6

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                       Initial                             Final          Modeled         Initial
                        Related         Class                            Scheduled         Final           Rating
                             Loan        Certificate                       Distribution     Distribution   (S&P/Moody's)
        Class            Group        Balance (1)        Type            Date (2)         Date (3)          (4)
___________________________________________________________________________________________________________________
Offered Certificates
1-A-1.............         1         $119,148,000    Senior/Super      October 2037     August 2037       AAA/Aaa
                                                   Senior/ Variable
                                                         Rate
1-A-2.............         1          $13,239,000   Senior/Support/    October 2037     August 2037       AAA/Aaa
                                                     Variable Rate
2-A-1.............         2         $270,284,000   Senior/Variable    October 2037     August 2037       AAA/Aaa
                                                         Rate
A-R...............         1                 $100    Senior/REMIC      October 2037    September 2007     AAA/Aaa
                                                       Residual
B-1...............      1 and 2        $8,504,000    Subordinate/      October 2037     August 2037       AA+/Aa2
                                                     Variable Rate
B-2...............      1 and 2        $5,528,000    Subordinate/      October 2037     August 2037        AA+/A2
                                                     Variable Rate
B-3...............      1 and 2        $3,401,000    Subordinate/      October 2037     August 2037       AA-/Baa2
                                                     Variable Rate
Non-Offered
Certificates(5)
B-4...............      1 and 2        $3,827,000    Subordinate/      October 2037     August 2037        BB/NR
                                                     Variable Rate
B-5...............      1 and 2          $851,000    Subordinate/      October 2037     August 2037         B/NR
                                                     Variable Rate
B-6...............      1 and 2          $425,022    Subordinate/      October 2037     August 2037        NR/NR
                                                     Variable Rate
P.................      1 and 2              $100     Prepayment            N/A             N/A            NR/NR
                                                        Charges
L.................      1 and 2               N/A  Late Payment Fees        N/A             N/A            NR/NR

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.
(2)  The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity
     Considerations" in this prospectus supplement.
(3)  The modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR, (b) the modeling assumptions described under "Description of the Certificates-Structuring Assumptions" in this prospectus supplement and (c) the assumption that the optional termination is not exercised by the servicer as described in this prospectus supplement under "Description of the Certificates-Termination of the Issuing
     Entity; Optional Termination."
(4)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard &
     Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's").
     These ratings may be lowered or withdrawn at any time by either of the rating agencies.  See "Ratings" in this prospectus supplement.
(5)  The Class B-4, Class B-5, Class B-6, Class P and Class L Certificates are not offered by this prospectus supplement.  The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.

                                                           S-7

The certificates also will have the following characteristics:

                          Initial Pass-Through                             Interest Accrual       Interest Accrual
         Class                  Rate (1)           Pass-Through Rate            Period               Convention
__________________________________________________________________________________________________________________
Offered Certificates
1-A-1................            6.2701%                  (2)             calendar month (3)         30/360 (4)
1-A-2................            6.2701%                  (2)             calendar month (3)         30/360 (4)
2-A-1................            6.4323%                  (2)             calendar month (3)         30/360 (4)
A-R..................            6.2701%                  (2)             calendar month (3)         30/360 (4)
B-1..................            6.3790%                  (5)             calendar month (3)         30/360 (4)
B-2..................            6.3790%                  (5)             calendar month (3)         30/360 (4)
B-3..................            6.3790%                  (5)             calendar month (3)         30/360 (4)

Non-Offered Certificates
B-4..................            6.3790%                  (5)             calendar month (3)         30/360 (4)
B-5..................            6.3790%                  (5)             calendar month (3)         30/360 (4)
B-6..................            6.3790%                  (5)             calendar month (3)         30/360 (4)
P....................              (6)                    (6)                     N/A                    N/A
L....................              (6)                    (6)                     N/A                    N/A

(1)  Reflects the expected pass-through rate as of the closing date.
(2)  The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.
(3)  These certificates will settle with accrued interest.
(4)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.
(5)  The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period that ends during that due period) and (y) the assumed balance for that loan group immediately prior to that distribution date, divided by (ii) the aggregate of the assumed balance for each loan group immediately prior to that distribution date.
(6)  The Class P and the Class L Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

                                                           S-9

Designations

We sometimes use the following  designations to refer to the specified  classes of certificates in order to aid your  understanding  of the offered certificates.

Designation          Class of Certificates
Senior               Group 1 Certificates and Group 2
   Certificates:     Certificates
Subordinated         Class B-1, Class B-2, Class B-3,
   Certificates:     Class B-4, Class B-5 and Class B-6
                     Certificates
Group 1              Class 1-A-1, Class 1-A-2 and Class
   Certificates      A-R Certificates
Group 2              Class 2-A-1 Certificates
   Certificates
Offered              Senior Certificates, Class B-1,
   Certificates:     Class B-2 and Class B-3
                     Certificates
Super Senior         Class 1-A-1 Certificates
   Certificates:
Support              Class 1-A-2 Certificates
   Certificates:

Record Date

The record date for any class of certificates is the last business day of the month preceding the month of a distribution date.

Denominations

The offered certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book  entry  form.  Persons  acquiring  beneficial  ownership  interests  in  the  offered  certificates  (other  than  the  Class  A-R
Certificates)  will hold their  beneficial  interests  through The  Depository  Trust  Company in the United  States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered  certificated  form. The Class A-R Certificates will be subject to certain  restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will  make  distributions  on the 25th day of each  month.  If the 25th day of a month  is not a  business  day,  then we will  make distributions the next business day. The first distribution is scheduled for September 25, 2007.

Interest Distributions

The  related  interest  accrual  period,  interest  accrual  convention  and  pass-through  rate  for each  class  of  interest-bearing certificates is shown in the table above.

On each distribution  date, to the extent funds are available for the related loan group, each  interest-bearing  class of certificates will be entitled to receive:

o        interest  accrued at the applicable  pass-through  rate during the related  interest  accrual period on the class  certificate balance immediately prior to that distribution date; plus

o        any interest remaining unpaid from prior distribution dates; minus

o        any net interest shortfalls allocated to that class for that distribution date.

When a borrower  makes a full or partial  prepayment  on a mortgage  loan,  the amount of interest that the borrower is required to pay may be less than the amount of interest  certificateholders  would  otherwise be entitled to receive with respect to the mortgage loan.
The servicer is required to reduce its servicing  compensation to offset this shortfall but the reduction for any distribution  date is limited to an amount  equal to the product of  one-twelfth  of 0.125%  multiplied  by the pool balance as of the first day of the prior month.  If the aggregate  amount of interest  shortfalls  resulting from  prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's  servicing  compensation,  the interest  entitlement  for each related class of  certificates will be reduced proportionately by the amount of this excess.

                                                           S-10

For each class of certificates,  any unpaid interest amount (which is interest due, but not distributed,  on a prior distribution date)
will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest  entitlement for each  interest-bearing  class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

o        prepayments on the mortgage loans; and

o        reductions  in the interest  rate on the related  mortgage  loans due to  Servicemembers  Civil Relief Act  reductions or debt service reductions.

Net interest  shortfalls for a loan group on any  distribution  date will be allocated pro rata among all  interest-bearing  classes of the related  senior  certificates  based on their  respective  entitlements  and the  classes of  subordinated  certificates,  based on interest  accrued on each such  subordinated  class'  share of the  assumed  balance,  as  described  more  fully in this free  writing prospectus  under  "Description of the  Certificates - Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any  distribution  date,  available  funds for a loan  group  are not  sufficient  to make a full  distribution  of the  interest entitlement  on the  related  classes  of  certificates  in the  order  described  below  under  "-  Priority  of  Distributions  Among
Certificates,"  interest  will be  distributed  on each class of  related  certificates  of equal  priority,  pro rata,  based on their respective  entitlements.  Any unpaid  interest  amount will be carried  forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for  distributions  on the certificates on any distribution  date will be calculated on a loan group by loan group basis and  generally  consists  of the  following  with  respect to the  mortgage  loans in a loan group  (after the fees and  expenses described under the next heading are subtracted):

o        all  scheduled  installments  of interest  and  principal  due and  received on the  mortgage  loans in that loan group in the applicable period, together with any advances with respect to them;

o        all  proceeds of any primary  mortgage  guaranty  insurance  policies  and any other  insurance  policies  with respect to the mortgage  loans in that loan group,  to the extent the proceeds are not applied to the  restoration  of the related  mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o        net proceeds from the  liquidation  of defaulted  mortgage loans in that loan group,  by  foreclosure or otherwise  during the calendar  month  preceding the month of the  distribution  date (to the extent the amounts do not exceed the unpaid  principal balance of the mortgage loan, plus accrued interest);

o        subsequent recoveries with respect to mortgage loans in that loan group;

o        partial or full  prepayments  with  respect to  mortgage  loans in that loan group  collected  during the  applicable  period, together with interest paid in connection with the  prepayment,  other than certain excess amounts payable to the servicer and the compensating interest; and

                                                           S-11

o        any  substitution  adjustment  amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o        the servicing fee and additional servicing compensation due to the servicer;

o        the trustee fee due to the trustee;

o        any lender paid mortgage insurance premiums;

o        amounts  reimbursed  to the  servicer  and the trustee in respect of advances  previously  made by them and other  amounts for which the servicer and the trustee are entitled to be reimbursed;

o        all prepayment charges (which are distributable only to the Class P Certificates);

o        all late payment fees (which are distributable only to the Class L Certificates); and

o        all other  amounts for which the  depositor,  the seller or the  servicer is entitled to be  reimbursed  from the  certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from amounts  collected with respect to the mortgage loans will reduce the amount that could have been  distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer  will be paid a monthly fee  (referred to as the  servicing  fee) with respect to each  mortgage  loan that will equal one twelfth of the stated  principal  balance of such mortgage loan  multiplied by the servicing fee rate.  The servicing fee rate for each mortgage  loan will be 0.2500% per annum.  The amount of the servicing  fee is subject to  adjustment  with respect to certain  prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional  servicing  compensation,  assumption fees and other similar charges (excluding prepayment  charges and late payment  fees),  all  investment  income  earned on amounts on deposit in certain of the issuing  entity's accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o        to  interest on each  interest-bearing  class of senior  certificates  related to that loan  group,  pro rata,  based on their respective interest distribution amounts;

o        to principal  of the classes of senior  certificates  relating to that loan group then  entitled to receive  distributions  of principal, in the order and subject to the priorities set forth below;

                                                           S-12

o        to interest on and then principal of the classes of  subordinated  certificates,  in the order of their  seniority,  beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o        from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally,  principal  collections  from the mortgage  loans in a loan group are allocated to the related  senior  certificates  as set forth below, and any remainder is allocated to the subordinated certificates:

o        in the case of scheduled  principal  collections  on the mortgage loans in a loan group,  the amount  allocated to the related senior  certificates is based on the ratio of the aggregate class  certificate  balance of the related senior  certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

o        in the case of  principal  prepayments  on the mortgage  loans in a loan group,  the amount  allocated  to the related  senior certificates is based on a fixed percentage (equal to 100%) until the seventh  anniversary of the first  distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

o        no decrease in the senior prepayment  percentage  related to a loan group will occur unless certain  conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

o        if the aggregate  subordination  percentage meets a certain threshold and certain  conditions  related to loss and delinquency performance  of the  mortgage  loans in each loan group are  satisfied  (referred  to as the "two times  test"),  each  senior prepayment  percentage will step down prior to the seventh  anniversary of the first  distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates

On each  distribution  date, the principal  amount for each loan group, up to the amount of the related senior  principal  distribution amount, will be distributed as principal of the classes of senior certificates as follows:

o        with respect to loan group 1, in the following priority:

              1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

              2)  concurrently,  to the Class 1-A-1 and Class 1-A-2  Certificates,  pro rata, until their respective class  certificate balances are reduced to zero.

o        with respect to loan group 2, concurrently,  to the Class 2-A-1  Certificates  until its class certificate  balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each  distribution  date, to the extent of available funds available  therefor,  the principal amount related to each loan group, up to the  related  subordinated  principal  distribution  amount,  will be  distributed  as  principal  of the  classes  of  subordinated certificates  in order of their  distribution  priorities,  beginning with the Class B-1  Certificates,  until their  respective  class certificate  balances are reduced to zero.  Each class of subordinated  certificates  will be entitled to receive its pro rata share of the  related  subordinated  principal  distribution  amount from all loan  groups;  provided,  that if the  applicable  credit  support percentage of a class of  subordinated  certificates  (other than the class of  subordinated  certificates  then  outstanding  with the highest  distribution  priority)  is less than the original  applicable  credit  support  percentage  for that class  (referred to as a
"restricted class"), the restricted class will not receive  distributions of principal  prepayments.  Instead, the portion of principal prepayments  otherwise  distributable to the restricted class will be allocated to those classes of subordinated  certificates that are not restricted  classes,  pro rata,  based upon their  respective  class  certificate  balances and distributed in the sequential order described above.

                                                           S-13

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain  representations  and  warranties  relating to the mortgage  loans  pursuant to the pooling and  servicing agreement.  If with respect to any mortgage loan any of the  representations  and warranties are breached in any material respect as of the date made, or an uncured  material  document  defect  exists,  the seller will be obligated to  repurchase  or  substitute  for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of  refinancing  at the request of the related  mortgagor,  provided that the servicer purchases the mortgage loan from the issuing entity  immediately  preceding the modification.  In addition,  under limited circumstances,  the servicer will repurchase  certain  mortgage loans that  experience an early payment  default  (default in the first three months following origination).

Credit Enhancement

The issuance of senior  certificates  and  subordinated  certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior  certificates  will have a distribution  priority over the subordinated  certificates.  Among the subordinated  certificates offered by this free writing prospectus,  each class of subordinated  certificates will have a distribution  priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination  is designed to provide the holders of certificates  with a higher  distribution  priority with  protection  against most losses realized when the remaining unpaid principal  balance of a mortgage loan exceeds the proceeds  recovered upon the liquidation of that mortgage loan. In general,  this loss  protection is  accomplished  by allocating  the realized  losses on the mortgage loans in a loan group first, to the subordinated  certificates,  beginning with the class of subordinated  certificates  then outstanding with the lowest  priority of  distribution,  and second to the related  senior  certificates  in accordance  with the priorities set forth under
"Description of the  Certificates-Allocation  of Losses" in this free writing prospectus.  However, any realized losses on the mortgage loans in a loan group that would  otherwise be allocated to the related  class of super senior  certificates  will instead be allocated to the related class of support certificates until its class certificate balance is reduced to zero.

Additionally,  as  described  above  under  "-Principal  Distributions,"  unless  certain  conditions  are met,  the senior  prepayment percentage  related to a loan group (which  determines the allocation of unscheduled  payments of principal  between the related senior certificates and the subordinated  certificates) will exceed the related senior percentage (which represents such senior  certificates'
pro rata percentage interest in the mortgage loans in that loan group).  This  disproportionate  allocation of unscheduled  payments of principal will have the effect of accelerating the amortization of the senior  certificates  which receive these  unscheduled  payments of principal  while, in the absence of realized  losses,  increasing the interest in the principal  balance of the loan group evidenced by the subordinated  certificates.  Increasing the respective interest of the subordinated  certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

                                                           S-14

Cross-Collateralization

If the senior  certificates of one group have been paid in full before the senior  certificates  of the other groups,  all principal on the  mortgage  loans  related to the  senior  certificate  group  that was paid in full will be  distributed  to the  remaining  senior certificates on a pro rata basis.  However,  those distributions will not be made if the level of subordination  provided to the senior certificates  has doubled from the original level and the  delinquency  performance of the mortgage loans  satisfies the test described in this free writing prospectus under "Description of the Certificates-Cross-Collateralization."

If on any distribution date the aggregate class certificate  balance of the senior  certificates of a senior  certificate  group, after giving effect to distributions  to be made on that  distribution  date, is greater than the aggregate  stated principal  balance of the mortgage loans in the related loan group (any such group, an  "undercollateralized  group"),  all amounts  otherwise  distributable  as principal to the  subordinated  certificates  (or,  following the senior credit support  depletion  date, the amounts  described in the following  sentence)  will be  distributed  as  principal  to the senior  certificates  of that  undercollateralized  group,  until the aggregate class certificate balance of the senior certificates of the  undercollateralized  group equals the aggregate stated principal balance  of the  mortgage  loans in that loan  group  (such  distribution,  an  "undercollateralization  distribution").  If the senior certificates of a senior  certificate  group  constitute an  undercollateralized  group on any  distribution  date following the senior credit support depletion date,  undercollateralization  distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that  distribution  date have been distributed to the senior  certificates of that senior certificate group.

Accordingly,  the subordinated  certificates  will not receive  distributions of principal until each  undercollateralized  group is no longer undercollateralized.

All distributions described in this  "-Cross-Collateralization"  section will be made in accordance with the priorities set forth below under  "Distributions  on the  Certificates  -  Principal  -  Senior  Principal  Distribution  Amount"  and "-  Subordinated  Principal
Distribution Amount."

Advances

The servicer  will make cash  advances  with respect to  delinquent  payments of  principal  and interest on the mortgage  loans to the extent the servicer  reasonably  believes that the cash advances can be repaid from future payments on the mortgage  loans.  These cash advances are only intended to maintain a regular flow of scheduled  interest and principal  distributions  on the  certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining  assets of the issuing entity and retire all  outstanding  classes of certificates on or after the distribution  date on which the aggregate stated principal  balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

Tax Status

For federal income tax purposes,  the issuing  entity will comprise one or more real estate  mortgage  investment  conduits in a tiered structure.  The  highest  tier will be  referred  to as the Master  REMIC and each  underlying  tier (if any) will be referred to as an underlying  REMIC.  Each  underlying  REMIC (if any) will hold mortgage  loans (or  uncertificated  regular  interests)  and will issue several classes of  uncertificated  regular  interests and a single  uncertificated  residual  interest.  The Master REMIC will hold as assets  regular  interests  issued by underlying  REMICs (or the mortgage  loans if there are no underlying  REMICs) and will issue the several classes of certificates,  which, other than the Class L and Class A-R Certificate,  will represent the regular interests in the
Master REMIC.  The Class A-R Certificate  will represent  ownership of both the residual  interest in the Master REMIC and the residual interests in any underlying REMIC.

                                                           S-15

ERISA Considerations

The offered  certificates  (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to Title
I of the Employee  Retirement  Income  Security  Act of 1974,  as amended or Section  4975 of the  Internal  Revenue  Code of 1986,  as
amended,  or by an entity investing the assets of such an employee  benefit plan or other  arrangement,  so long as certain  conditions are met.

Legal Investment

The offered  certificates will be mortgage related  securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as
long as they  are  rated in one of the two  highest  rating  categories  by at  least  one  nationally  recognized  statistical  rating organization.  The non-offered  certificates will not be rated in one of the two highest rating  categories by a nationally  recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                           S-16

                                                           The Mortgage Pool

                                                             Loan Group 1

                                           Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of                      Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Mortgage Rates (%)              Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
5.001 - 5.500...............         4    $ 4,243,200.00        3.04%       5.226%       734      $ 1,060,800.00     61.31%
5.501 - 6.000...............        17      15,710,000.00      11.24        5.905        762          924,117.65     65.47
6.001 - 6.500...............        58      48,080,825.12      34.39        6.358        753          828,979.74     67.06
6.501 - 7.000...............        71      57,257,690.03      40.96        6.753        752          806,446.34     66.70
7.001 - 7.500...............        18      13,472,682.00       9.64        7.223        752          748,482.33     72.11
7.501 - 8.000...............         1         600,000.00       0.43        7.625        783          600,000.00     80.00
8.001 - 8.500...............         1         432,000.00       0.31        8.375        771          432,000.00     80.00
   Total:...................       170    $139,796,397.15     100.00%
____________
(1)  The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.530% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premium charged by the lender was approximately
     6.528% per annum.

                                     Current Principal Balances for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Current Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Principal Balances ($)     Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
150,000.01 - 200,000.00..            3    $   538,092.00        0.38%       6.830%       749      $  179,364.00      80.00%
200,000.01 - 250,000.00....          6       1,336,760.00       0.96        6.726        745          222,793.33     71.59
250,000.01 - 300,000.00....          2         569,940.00       0.41        6.065        772          284,970.00     72.52
350,000.01 - 400,000.00....          1         372,000.00       0.27        6.625        788          372,000.00     88.57
400,000.01 - 450,000.00....         11       4,790,078.00       3.43        6.793        760          435,461.64     73.64
450,000.01 - 500,000.00....         12       5,734,500.00       4.10        6.459        743          477,875.00     61.65
500,000.01 - 550,000.00....         12       6,259,170.00       4.48        6.719        770          521,597.50     69.34
550,000.01 - 600,000.00....         24      13,838,740.00       9.90        6.585        756          576,614.17     66.99
600,000.01 - 650,000.00....          8       5,092,371.00       3.64        6.812        753          636,546.38     70.70
650,000.01 - 700,000.00....         10       6,734,149.00       4.82        6.570        753          673,414.90     64.20
700,000.01 - 750,000.00....         15      10,924,700.00       7.81        6.584        765          728,313.33     71.73
750,000.01 - 800,000.00....         14      10,884,478.12       7.79        6.307        743          777,462.72     64.51
800,000.01 - 850,000.00....          3       2,525,000.00       1.81        6.750        749          841,666.67     74.17
850,000.01 - 900,000.00....          6       5,226,877.00       3.74        6.397        740          871,146.17     74.22
900,000.01 - 950,000.00....          1         920,000.00       0.66        6.625        711          920,000.00     80.00
950,000.01 - 1,000,000.00..          9       8,820,000.00       6.31        6.515        765          980,000.00     69.82
1,000,000.01 - 1,250,000.00          9      10,282,143.03       7.36        6.720        735        1,142,460.34     68.02
1,250,000.01 - 1,500,000.00         11      15,255,000.00      10.91        6.463        750        1,386,818.18     65.49
1,500,000.01 - 1,750,000.00          1       1,650,000.00       1.18        6.375        715        1,650,000.00     75.00
1,750,000.01 - 2,000,000.00          5       9,619,400.00       6.88        6.570        763        1,923,880.00     66.87
2,250,000.01 - 2,500,000.00          4       9,498,000.00       6.79        6.082        764        2,374,500.00     58.45
2,750,000.01 - 3,000,000.00          3       8,924,999.00       6.38        6.583        748        2,974,999.67     60.75
   Total:...................       170    $139,796,397.15     100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $822,332.

                                                           S-18

                                    Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Original             Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan-to-Value Ratios (%)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
25.01 - 30.00..............          1     $   550,000.00       0.39%       6.750%       722       $  550,000.00     25.29%
35.01 - 40.00..............          1         500,000.00       0.36        7.000        762          500,000.00     38.46
40.01 - 45.00..............          4       2,681,000.00       1.92        6.484        738          670,250.00     42.61
45.01 - 50.00..............         11      11,052,500.00       7.91        6.490        734        1,004,772.73     47.79
50.01 - 55.00..............         13      13,337,900.00       9.54        6.213        759        1,025,992.31     52.26
55.01 - 60.00..............         13      11,538,999.00       8.25        6.375        755          887,615.31     58.50
60.01 - 65.00..............         20      17,885,138.12      12.79        6.556        743          894,256.91     63.27
65.01 - 70.00..............         24      22,834,481.03      16.33        6.668        751          951,436.71     68.70
70.01 - 75.00..............         19      19,365,450.00      13.85        6.485        760        1,019,234.21     74.08
75.01 - 80.00..............         59      37,051,279.00      26.50        6.611        760          627,987.78     79.42
80.01 - 85.00..............          3       1,750,150.00       1.25        6.605        749          583,383.33     85.00
85.01 - 90.00..............          2       1,249,500.00       0.89        6.801        763          624,750.00     89.57
   Total:..................        170    $139,796,397.15     100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio for the Group 1 Mortgage Loans was approximately
     67.14%.

                                    Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Term to Stated       Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding    Rate       Score         Balance      Value Ratio
________________________________________________________________________________________________________________________________
360........................        170    $139,796,397.15     100.00%       6.530%       753     $  822,331.75       67.14%
   Total:...................       170    $139,796,397.15     100.00%

                                 Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Remaining Terms to Stated     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
________________________________________________________________________________________________________________________________
356........................          2     $ 5,275,000.00       3.77%       6.444%       741       $2,637,500.00     55.12%
358........................          3       1,675,000.00       1.20        6.824        797          558,333.33     68.57
359........................         23      15,492,663.15      11.08        6.697        746          673,594.05     67.75
360........................        142     117,353,734.00      83.95        6.507        754          826,434.75     67.58
   Total:...................       170    $139,796,397.15     100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately
     360 months.

                                                           S-18

                          Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Geographic Area                 Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
Arizona ...................          9     $ 9,967,128.12       7.13%       6.714%       742      $ 1,107,458.68     70.20%
Arkansas ..................          1         240,000.00       0.17        6.750        701          240,000.00     80.00
California ................        105      88,766,786.00      63.50        6.469        758          845,397.96     66.67
Florida ...................          7       7,991,120.00       5.72        6.516        739        1,141,588.57     64.01
Georgia ...................          2       1,390,000.00       0.99        6.794        774          695,000.00     73.40
Illinois ..................          2       1,346,300.00       0.96        6.481        748          673,150.00     69.43
Maryland ..................          1         586,500.00       0.42        6.250        798          586,500.00     85.00
Massachusetts .............          4       3,237,800.00       2.32        7.212        722          809,450.00     71.81
Minnesota .................          1         671,250.00       0.48        7.500        785          671,250.00     75.00
Nevada ....................          4       2,355,000.00       1.68        6.372        767          588,750.00     68.49
New Jersey ................          4       2,813,700.00       2.01        6.916        786          703,425.00     72.26
New York ..................          3       2,943,000.00       2.11        6.227        715          981,000.00     57.24
North Carolina ............          4       1,356,992.00       0.97        6.576        754          339,248.00     65.60
Pennsylvania ..............          1         372,000.00       0.27        6.625        788          372,000.00     88.57
South Carolina ............          3       2,098,593.03       1.50        6.942        720          699,531.01     74.24
Tennessee .................          1         800,000.00       0.57        6.500        723          800,000.00     59.26
Texas .....................          1         750,000.00       0.54        6.125        757          750,000.00     40.31
Utah ......................          3       1,610,478.00       1.15        6.868        749          536,826.00     64.32
Virginia ..................          5       3,491,750.00       2.50        6.470        755          698,350.00     65.74
Washington ................          9       7,008,000.00       5.01        6.502        744          778,666.67     69.52
   Total: .................        170    $ 139,796,397.15    100.00%

                                   Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of FICO                 Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Credit Scores                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
681 - 700..................          1    $  1,180,000.00       0.84%       6.750%       700      $ 1,180,000.00     69.41%
701 - 720..................         29      23,896,760.15      17.09        6.678        710          824,026.21     64.00
721 - 740..................         28      23,427,850.00      16.76        6.336        730          836,708.93     62.05
741 - 760..................         35      29,923,549.00      21.41        6.463        750          854,958.54     67.37
761 - 780..................         34      29,750,667.00      21.28        6.579        770          875,019.62     71.03
781 - 800..................         37      26,815,571.00      19.18        6.558        789          724,745.16     71.30
801 - 820..................          6       4,802,000.00       3.43        6.630        810          800,333.33     58.27
   Total:..................        170    $ 139,796,397.15    100.00%
____________
(1)  As of the Cut-Off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 753.

                                                           S-19

                                     Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Property Type                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
Single Family Residence....        120    $ 98,672,043.00      70.58%       6.566%       753     $   822,267.03      67.12%
Planned Unit
   Development (PUD).......         34      31,941,363.15      22.85        6.412        749          939,451.86     66.60
Low-rise Condominium.......          6       2,729,800.00       1.95        6.295        771          454,966.67     71.90
Two-Family Residence.......          6       3,945,571.00       2.82        6.658        754          657,595.17     62.15
High-rise Condominium......          3       1,953,620.00       1.40        6.722        772          651,206.67     82.73
Four-Family Residence......          1         554,000.00       0.40        6.500        813          554,000.00     59.57
   Total:..................        170    $139,796,397.15     100.00%

                                                Purposes of the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Purpose                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
Purchase...................         46    $35,109,229.00       25.11%       6.662%       757     $   763,244.11      75.86%
Refinance (Rate/Term)......         74      62,342,098.00      44.59        6.452        755          842,460.78     67.11
Refinance (Cash Out).......         50      42,345,070.15      30.29        6.535        748          846,901.40     59.96
   Total:..................        170    $139,796,397.15     100.00%

                                            Occupancy Types for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Occupancy Type                  Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
Primary Home...............        130    $111,588,445.15      79.82%       6.483%       752     $  858,372.66       67.65%
Secondary Home.............          9      10,908,019.00       7.80        6.531        762        1,212,002.11     67.38
Investment.................         31      17,299,933.00      12.38        6.827        753          558,062.35     63.70
   Total:..................        170    $139,796,397.15     100.00%

                                        Loan Documentation Types for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Type of Program                 Loans       Outstanding     Outstanding      Rate     Score          Balance      Value Ratio
________________________________________________________________________________________________________________________________
Full/Alternate ............         65    $46,859,461.12       33.52%       6.469%       758       $  720,914.79     69.19%
FastForward ...............          9       5,745,700.00       4.11        6.437        766          638,411.11     74.23
Stated Income .............         88      81,392,936.03      58.22        6.550        750          924,919.73     66.20
No Ratio ..................          3       2,415,000.00       1.73        6.943        734          805,000.00     49.49
No Income/No Asset ........          3       1,630,000.00       1.17        7.244        774          543,333.33     64.58
No Doc ....................          2       1,753,300.00       1.25        6.251        722          876,650.00     59.45
   Total: .................        170    $139,796,397.15     100.00%

                                                           S-20

                                              Loan Ages for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Age (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
0..........................        142    $117,353,734.00      83.95%       6.507%       754       $  826,434.75     67.58%
1..........................         23      15,492,663.15      11.08        6.697        746          673,594.05     67.75
2..........................          3       1,675,000.00       1.20        6.824        797          558,333.33     68.57
4..........................          2       5,275,000.00       3.77        6.444        741        2,637,500.00     55.12
   Total:..................        170    $139,796,397.15     100.00%
____________
(1)  As of the Cut-off Date, the weighted average age of the Group 1 Mortgage Loans was approximately 0 months.

                                             Loan Programs for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Program                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
5/1 LIBOR Fully Amortizing.          8    $  6,663,093.03       4.77%       6.644%       738      $   832,886.63     68.40%
5/1 LIBOR Interest-Only....        162     133,133,304.12      95.23        6.524        754          821,810.52     67.08
   Total:..................        170   $ 139,796,397.15     100.00%

                                      Original Interest Only Terms for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Interest Only         Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term (Months)                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
0..........................          8    $  6,663,093.03       4.77%       6.644%       738      $   832,886.63     68.40%
120........................        162     133,133,304.12      95.23        6.524        754          821,810.52     67.08
   Total:..................        170    $139,796,397.15     100.00%

                                   Prepayment Charge Terms and Types for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Prepayment Charge             Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term and Type (Months)          Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
None.......................         93    $ 77,429,716.12      55.39%       6.588%       755      $   832,577.59     67.54%
12 - Hard..................         35      33,822,312.03      24.19        6.556        751          966,351.77     66.48
24 - Hard..................          9       6,925,500.00       4.95        6.393        759          769,500.00     71.26
36 - Hard..................         33      21,618,869.00      15.46        6.323        748          655,117.24     65.41
   Total:..................        170    $ 139,796,397.15    100.00%

                                                           S-21

                                            Gross Margins for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Range of Gross Margins (%)      Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
2.001 - 2.500..............          2    $     789,000.00      0.56%       5.775%       799      $   394,500.00     75.64%
2.501 - 3.000..............        168      139,007,397.15     99.44        6.534        753          827,424.98     67.09
   Total:..................        170    $ 139,796,397.15    100.00%
____________
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.747%.

                                   Months to Initial Adjustment Date for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Number of Months to Initial   Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Adjustment Date (Months)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
56.........................          2    $  5,275,000.00       3.77%       6.444%       741      $ 2,637,500.00     55.12%
58.........................          3       1,675,000.00       1.20        6.824        797          558,333.33     68.57
59.........................         23      15,492,663.15      11.08        6.697        746          673,594.05     67.75
60.........................        107      92,971,243.00      66.50        6.502        754          868,890.12     67.54
61.........................         35      24,382,491.00      17.44        6.527        754          696,642.60     67.74
   Total:..................        170    $139,796,397.15     100.00%

                                       Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Maximum Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate (%)                        Loans       Outstanding     Outstanding      Rate      Score         Balance      Value Ratio
_____________________________________________________________________________________________________________________________
10.000 - 10.499............          3    $  3,543,200.00       2.53%       5.172%       732      $ 1,181,066.67     61.90%
10.500 - 10.999............         11       9,286,000.00       6.64        5.802        766          844,181.82     63.00
11.000 - 11.499............         50      44,859,597.12      32.09        6.268        753          897,191.94     67.13
11.500 - 11.999............         78      62,898,598.03      44.99        6.693        753          806,392.28     67.11
12.000 - 12.499............         24      16,996,502.00      12.16        7.142        750          708,187.58     69.40
12.500 - 12.999............          3       1,780,500.00       1.27        7.542        784          593,500.00     76.04
13.000 - 13.499............          1         432,000.00       0.31        8.375        771          432,000.00     80.00
   Total:..................        170    $139,796,397.15     100.00%
____________
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.530%.

                                       Initial Periodic Rate Cap for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
Initial Periodic              Number of      Principal       Principal    Average     FICO           Current        Average
Initial Periodic               Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
5.000......................        170    $139,796,397.15     100.00%       6.530%       753     $   822,331.75      67.14%
   Total:..................        170    $139,796,397.15     100.00%

                                                           S-22

                                      Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
Subsequent Periodic           Number of      Principal       Principal    Average     FICO           Current        Average
Subsequent Periodic            Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
2.000......................        170    $139,796,397.15     100.00%       6.530%       753     $   822,331.75      67.14%
   Total:..................        170    $139,796,397.15     100.00%

                                          Origination Channels for the Group 1 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 1         Group 1     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Origination Channel             Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
___________________________________________________________________________________________________________________________
Mortgage Professionals.....        105    $ 88,288,356.00      63.15%       6.498%       754       $  840,841.49     67.31%
Consumer Direct............         27      16,770,620.00      12.00        6.522        757          621,134.07     68.02
Correspondent..............         38      34,737,421.15      24.85        6.613        750          914,142.66     66.28
   Total:..................        170    $139,796,397.15     100.00%

                                                           S-23

                                                             Loan Group 2

                                           Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of                      Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Mortgage Rates (%)              Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
5.501 - 6.000..............          3    $  1,750,500.00       0.61%       6.000%       725      $   583,500.00     69.77%
6.001 - 6.500..............         93      87,406,407.80      30.62        6.409        764          939,853.85     67.66
6.501 - 7.000..............        210     180,584,770.32      63.27        6.775        755          859,927.48     66.33
7.001 - 7.500..............         18      12,758,147.50       4.47        7.245        767          708,785.97     71.81
7.501 - 8.000..............          4       2,486,900.00       0.87        7.744        745          621,725.00     71.84
8.001 - 8.500..............          1         424,000.00       0.15        8.375        767          424,000.00     80.00
   Total:..................        329   $ 285,410,725.62     100.00%
____________
(1)  As of the Cut-off Date,  the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.690% per annum.

                                     Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Current Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Principal Balances ($)     Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
200,000.01 - 250,000.00....          1    $    228,000.00       0.08%       7.500%       701      $   228,000.00     60.48%
250,000.01 - 300,000.00....          1         273,600.00       0.10        6.875        766          273,600.00     88.98
400,000.01 - 450,000.00....         16       6,962,045.42       2.44        6.930        757          435,127.84     68.06
450,000.01 - 500,000.00....         35      16,535,021.39       5.79        6.699        769          472,429.18     68.82
500,000.01 - 550,000.00....         35      18,435,369.29       6.46        6.691        754          526,724.84     69.42
550,000.01 - 600,000.00....         24      13,979,500.00       4.90        6.817        756          582,479.17     73.44
600,000.01 - 650,000.00....         24      15,261,442.72       5.35        6.745        757          635,893.45     71.52
650,000.01 - 700,000.00....         22      14,886,515.62       5.22        6.715        757          676,659.80     65.87
700,000.01 - 750,000.00....         22      16,127,517.28       5.65        6.670        764          733,068.97     65.74
750,000.01 - 800,000.00....         13      10,202,326.00       3.57        6.625        767          784,794.31     70.02
800,000.01 - 850,000.00....         17      14,105,420.86       4.94        6.780        753          829,730.64     67.26
850,000.01 - 900,000.00....         17      14,974,632.58       5.25        6.720        750          880,860.74     66.21
900,000.01 - 950,000.00....         12      11,136,090.66       3.90        6.603        762          928,007.56     70.51
950,000.01 - 1,000,000.00..         15      14,844,510.30       5.20        6.642        763          989,634.02     64.33
1,000,000.01 - 1,250,000.00         28      32,000,821.00      11.21        6.661        757        1,142,886.46     64.08
1,250,000.01 - 1,500,000.00         21      29,792,562.50      10.44        6.603        762        1,418,693.45     64.99
1,500,000.01 - 1,750,000.00          4       6,642,500.00       2.33        6.724        744        1,660,625.00     55.81
1,750,000.01 - 2,000,000.00         11      21,058,450.00       7.38        6.564        759        1,914,404.55     67.65
2,000,000.01 - 2,250,000.00          2       4,230,250.00       1.48        6.439        768        2,115,125.00     72.52
2,250,000.01 - 2,500,000.00          4       9,386,650.00       3.29        6.907        758        2,346,662.50     67.33
2,500,000.01 - 2,750,000.00          1       2,600,000.00       0.91        6.875        760        2,600,000.00     65.00
2,750,000.01 - 3,000,000.00          4      11,747,500.00       4.12        6.718        740        2,936,875.00     65.54
   Total:..................        329    $ 285,410,725.62    100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $867,510.

                                                           S-24

                                    Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Original             Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan-to-Value Ratios (%)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
___________________________________________________________________________________________________________________________
10.01 - 15.00..............          1    $    425,000.00       0.15%       6.625%       785      $   425,000.00     14.41%
25.01 - 30.00..............          1         899,005.58       0.31        6.500        769          899,005.58     27.93
30.01 - 35.00..............          5       3,897,295.30       1.37        6.809        770          779,459.06     32.53
35.01 - 40.00..............          3       2,665,000.00       0.93        6.675        766          888,333.33     38.63
40.01 - 45.00..............          4       3,136,000.00       1.10        6.607        779          784,000.00     42.57
45.01 - 50.00..............         15      13,112,133.37       4.59        6.630        759          874,142.22     47.85
50.01 - 55.00..............         17      15,467,836.35       5.42        6.696        761          909,872.73     53.01
55.01 - 60.00..............         38      38,131,741.34      13.36        6.710        751        1,003,466.88     58.13
60.01 - 65.00..............         49      45,287,685.51      15.87        6.703        755          924,238.48     63.77
65.01 - 70.00..............         44      45,596,990.14      15.98        6.672        760        1,036,295.23     68.71
70.01 - 75.00..............         47      44,741,159.92      15.68        6.652        750          951,939.57     74.11
75.01 - 80.00..............         98      68,716,968.11      24.08        6.701        765          701,193.55     79.45
80.01 - 85.00..............          2       1,212,000.00       0.42        6.619        704          606,000.00     82.45
85.01 - 90.00..............          5       2,121,910.00       0.74        7.237        774          424,382.00     88.72
   Total:..................        329    $285,410,725.62     100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio for the Group 2 Mortgage Loans was approximately
     67.07%.

                                    Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Term to Stated       Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
360........................        329    $ 285,410,725.62    100.00%       6.690%       758     $   867,509.80      67.07%
   Total:..................        329    $285,410,725.62     100.00%

                                 Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Remaining Terms to Stated     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
358........................          5    $  2,964,480.93       1.04%       6.719%       778     $   592,896.19      77.07%
359........................        100      80,702,339.69      28.28        6.782        754          807,023.40     66.41
360........................        224     201,743,905.00      70.69        6.653        759          900,642.43     67.19
   Total:..................        329    $285,410,725.62     100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately
     360 months.

                                                           S-25

                          Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Geographic Area                 Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
Arizona ...................         14    $ 10,515,525.07       3.68%       6.729%       758      $   751,108.93     66.24%
California ................        219                         67.00        6.687        758          873,182.51     66.65
                                           191,226,970.58
Colorado ..................          3       3,001,150.00       1.05        6.654        755        1,000,383.33     69.33
Connecticut ...............          3       2,970,000.00       1.04        6.421        776          990,000.00     72.32
Florida ...................         13       9,387,036.00       3.29        6.722        759          722,079.69     70.37
Georgia ...................          1         618,750.00       0.22        6.625        722          618,750.00     75.00
Hawaii ....................          4       5,708,500.00       2.00        6.663        742        1,427,125.00     65.11
Illinois ..................          8       6,672,880.00       2.34        6.889        741          834,110.00     70.65
Kentucky ..................          1         459,000.00       0.16        6.875        786          459,000.00     90.00
Maryland ..................          4       2,361,000.00       0.83        6.734        757          590,250.00     76.26
Massachusetts .............          7       8,000,600.00       2.80        6.814        766        1,142,942.86     68.71
Michigan ..................          1         879,115.00       0.31        6.875        700          879,115.00     67.62
Minnesota .................          2       1,915,073.80       0.67        6.614        781          957,536.90     68.95
Nevada ....................          8       6,228,840.00       2.18        6.637        762          778,605.00     66.45
New Jersey ................          4       4,479,000.00       1.57        6.769        727        1,119,750.00     65.22
New Mexico ................          1         504,000.00       0.18        6.750        704          504,000.00     80.00
New York ..................         14      12,633,450.00       4.43        6.570        770          902,389.29     65.57
North Carolina ............          1         769,000.00       0.27        6.500        700          769,000.00     66.87
Oregon ....................          3       1,629,478.29       0.57        6.485        767          543,159.43     78.03
South Carolina ............          3       3,013,000.00       1.06        6.903        755        1,004,333.33     66.10
Tennessee .................          1         273,600.00       0.10        6.875        766          273,600.00     88.98
Texas .....................          1       1,180,000.00       0.41        6.375        765        1,180,000.00     73.75
Utah ......................          1         647,764.00       0.23        6.750        735          647,764.00     68.19
Virginia ..................          4       2,817,500.00       0.99        6.911        759          704,375.00     69.15
Washington ................          5       4,911,198.58       1.72        6.561        777          982,239.72     62.78
Wisconsin .................          2       1,370,794.30       0.48        6.681        754          685,397.15     44.98
Wyoming ...................          1       1,237,500.00       0.43        6.625        706        1,237,500.00     75.00
   Total: .................        329    $ 285,410,725.62    100.00%

                                   Mortgagors' FICO Credit Scores for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of FICO                 Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Credit Scores                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
681 - 700..................          2    $  1,648,115.00       0.58%       6.700%       700      $   824,057.50      67.27%
701 - 720..................         52      43,744,029.62      15.33        6.736        709          841,231.34     67.32
721 - 740..................         48      45,290,998.00      15.87        6.745        730          943,562.46     65.43
741 - 760..................         60      52,337,958.82      18.34        6.696        753          872,299.31     67.32
761 - 780..................         70      61,464,579.66      21.54        6.627        771          878,065.42     69.13
781 - 800..................         75      64,692,976.96      22.67        6.668        791          862,573.03     66.79
801 - 820..................         22      16,232,067.56       5.69        6.714        806          737,821.25     63.52
   Total:..................        329    $285,410,725.62     100.00%
____________
(1)  As of the Cut-Off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 758.

                                                           S-26

                                     Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Property Type                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
__________________________________________________________________________________________________________________________________
Single Family Residence....        234    $ 206,389,414.18     72.31%       6.687%       756      $   882,006.04     67.06%
Planned Unit
   Development (PUD).......         54      46,313,522.20      16.23        6.663        759          857,657.82     67.27
Low-rise Condominium.......         16      11,647,019.24       4.08        6.737        761          727,938.70     68.29
Two-Family Residence.......          7       5,632,582.00       1.97        6.729        779          804,654.57     65.70
High-rise Condominium......         10       8,239,840.00       2.89        6.815        766          823,984.00     67.28
Four-Family Residence......          3       2,872,348.00       1.01        6.669        778          957,449.33     59.46
Three-Family Residence.....          3       1,780,000.00       0.62        6.875        768          593,333.33     66.82
Townhouse..................          2       2,536,000.00       0.89        6.602        763        1,268,000.00     70.25
   Total:..................        329    $ 285,410,725.62    100.00%

                                                Purposes of the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Purpose                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
Purchase...................        122    $ 117,481,029.05     41.16%       6.654%       768      $   962,959.25      71.09%
Refinance (Rate/Term)......        112      88,645,687.93      31.06        6.705        750          791,479.36     66.88
Refinance (Cash Out).......         95      79,284,008.64      27.78        6.726        752          834,568.51     61.34
    Total:.................        329    $ 285,410,725.62    100.00%

                                            Occupancy Types for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Occupancy Type                  Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
Primary Home...............        278    $ 241,190,047.91     84.51%       6.662%       759      $   867,590.10     67.61%
Secondary Home.............         21      22,931,983.57       8.03        6.775        745        1,091,999.22     63.24
Investment.................         30      21,288,694.14       7.46        6.916        758          709,623.14     65.14
   Total:..................        329    $ 285,410,725.62    100.00%

                                        Loan Documentation Types for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Type of Program                 Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
Full/Alternate ............        109    $102,405,616.66      35.88%       6.581%       767      $   939,501.07     69.02%
FastForward ...............          9       6,167,173.80       2.16        6.575        782          685,241.53     68.33
Stated Income .............        172     147,333,558.93      51.62        6.747        751          856,590.46     68.01
No Ratio ..................         10       8,476,294.30       2.97        6.769        759          847,629.43     49.88
No Income/No Asset ........          6       3,387,500.00       1.19        7.098        740          564,583.33     60.01
No Doc ....................         23      17,640,581.93       6.18        6.772        758          766,981.82     57.09
   Total: .................        329    $ 285,410,725.62    100.00%

                                                           S-27

                                              Loan Ages for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Age (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
0..........................        224    $ 201,743,905.00     70.69%       6.653%       759      $   900,642.43     67.19%
1..........................        100      80,702,339.69      28.28        6.782        754          807,023.40     66.41
2..........................          5       2,964,480.93       1.04        6.719        778          592,896.19     77.07
   Total:..................        329    $ 285,410,725.62    100.00%
____________
(1)  As of the Cut-off Date, the weighted average age of the Group 2 Mortgage Loans was approximately 0 months.

                                             Loan Programs for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Program                    Loans       Outstanding     Outstanding      Rate     Score          Balance      Value Ratio
________________________________________________________________________________________________________________________________
10/1 LIBOR
   Fully Amortizing........         26    $ 18,279,375.34       6.40%       6.585%       771      $   703,052.90     60.42%
10/1 LIBOR Interest-Only...        303     267,131,350.28      93.60        6.697        757          881,621.62     67.53
   Total:..................        329    $ 285,410,725.62    100.00%

                                      Original Interest Only Terms for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Interest Only        Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term (Months)                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_________________________________________________________________________________________________________________________________
0..........................         26    $ 18,279,375.34       6.40%       6.585%       771      $   703,052.90     60.42%
120........................        303                         93.60        6.697        757          881,621.62     67.53
                                           267,131,350.28
   Total:..................        329    $ 285,410,725.62    100.00%

                                   Prepayment Charge Terms and Types for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                               Number of      Principal       Principal    Average     FICO           Current        Average
Prepayment Charge              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term and Type (Months)          Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
________________________________________________________________________________________________________________________________
None.......................        225    $ 207,418,108.82     72.67%       6.687%       759      $   921,858.26     66.98%
12 - Hard..................         56      45,430,662.66      15.92        6.783        759          811,261.83     66.16
24 - Hard..................          5       2,503,600.00       0.88        6.895        766          500,720.00     80.98
36 - Hard..................         43      30,058,354.14      10.53        6.550        746          699,031.49     67.93
   Total:..................        329    $ 285,410,725.62    100.00%

                                                           S-28

                                            Gross Margins for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Gross                Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Margins (%)                     Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
2.501 - 3.000..............        329    $285,410,725.62     100.00%       6.690%       758     $   867,509.80      67.07%
   Total:..................        329    $285,410,725.62     100.00%
____________
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.750%.

                                   Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Number of Months to Initial   Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Adjustment Date (Months)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
118........................          5    $  2,964,480.93       1.04%       6.719%       778      $   592,896.19     77.07%
119........................        100      80,702,339.69      28.28        6.782        754          807,023.40     66.41
120........................        199     181,347,406.00      63.54        6.651        758          911,293.50     66.86
121........................         25      20,396,499.00       7.15        6.665        766          815,859.96     70.20
   Total:..................        329    $285,410,725.62     100.00%

                                       Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Maximum Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate (%)                        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
11.000 - 11.499............         57    $ 49,212,923.93      17.24%       6.321%       764      $   863,384.63     67.85%
11.500 - 11.999............        240     212,970,054.19      74.62        6.715        757          887,375.23     66.59
12.000 - 12.499............         21      17,347,537.50       6.08        7.095        755          826,073.21     68.71
12.500 - 12.999............         10       5,456,210.00       1.91        7.611        757          545,621.00     72.72
13.000 - 13.499............          1         424,000.00       0.15        8.375        767          424,000.00     80.00
    Total:.................        329    $285,410,725.62     100.00%
____________
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.690%.

                                       Initial Periodic Rate Cap for the Group 2 Mortgage Loans

                                                             Percent of                Weighted
                                              Group 2         Group 2     Weighted     Average      Average       Weighted
                               Number of      Principal       Principal    Average      FICO        Current        Average
Initial Periodic                Mortgage        Balance        Balance     Mortgage     Credit     Principal      Loan-to-
Rate Cap (%)                     Loans       Outstanding     Outstanding      Rate      Score       Balance      Value Ratio
_______________________________________________________________________________________________________________________________
5.000......................        329    $285,410,725.62     100.00%       6.690%       758     $   867,509.80      67.07%
   Total:..................        329    $285,410,725.62     100.00%

                                                           S-29

                                      Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
Subsequent Periodic           Number of      Principal       Principal    Average     FICO           Current        Average
Subsequent Periodic            Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
2.000......................   329         $ 285,410,725.62    100.00%       6.690%       758     $   867,509.80      67.07%
   Total:..................   329         $ 285,410,725.62    100.00%

                                          Origination Channels for the Group 2 Mortgage Loans

                                                            Percent of                Weighted
                                              Group 2         Group 2     Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Origination Channel             Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
Mortgage Professionals.....        181    $163,669,914.33      57.35%       6.678%       757      $   904,253.67     66.93%
Consumer Direct............         59      47,722,794.29      16.72        6.658        757          808,860.92     68.12
Correspondent..............         89      74,018,017.00      25.93        6.738        760          831,663.11     66.72
    Total:.................        329    $285,410,725.62     100.00%

                                                           S-30

                                                       Aggregate Mortgage Loans

                                               Mortgage Rates for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of                      Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Mortgage Rates (%)              Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
5.001 - 5.500..............          4     $ 4,243,200.00       1.00%      5.226%      734       $1,060,800.00     61.31%
5.501 - 6.000..............         20      17,460,500.00       4.11        5.915        758          873,025.00     65.90
6.001 - 6.500..............        151     135,487,232.92      31.86        6.391        760          897,266.44     67.44
6.501 - 7.000..............        281     237,842,460.35      55.94        6.769        754          846,414.45     66.42
7.001 - 7.500..............         36      26,230,829.50       6.17        7.234        759          728,634.15     71.97
7.501 - 8.000..............          5       3,086,900.00       0.73        7.721        752          617,380.00     73.42
8.001 - 8.500..............          2         856,000.00       0.20        8.375        769          428,000.00     80.00
    Total:.................        499                  $     100.00%
                                           425,207,122.77
____________
1)  The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.637% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.636%
     per annum.

                                         Current Principal Balances for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Current Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Principal Balances ($)     Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
___________________________________________________________________________________________________________________________
150,000.01 - 200,000.00....          3     $   538,092.00       0.13%      6.830%      749       $  179,364.00     80.00%
200,000.01 - 250,000.00....          7       1,564,760.00       0.37        6.838        739          223,537.14     69.97
250,000.01 - 300,000.00....          3         843,540.00       0.20        6.328        770          281,180.00     77.86
350,000.01 - 400,000.00....          1         372,000.00       0.09        6.625        788          372,000.00     88.57
400,000.01 - 450,000.00....         27      11,752,123.42       2.76        6.874        759          435,263.83     70.34
450,000.01 - 500,000.00....         47      22,269,521.39       5.24        6.637        762          473,819.60     66.97
500,000.01 - 550,000.00....         47      24,694,539.29       5.81        6.698        758          525,415.73     69.39
550,000.01 - 600,000.00....         48      27,818,240.00       6.54        6.701        756          579,546.67     70.23
600,000.01 - 650,000.00....         32      20,353,813.72       4.79        6.762        756          636,056.68     71.31
650,000.01 - 700,000.00....         32      21,620,664.62       5.08        6.670        756          675,645.77     65.35
700,000.01 - 750,000.00....         37      27,052,217.28       6.36        6.635        765          731,141.01     68.16
750,000.01 - 800,000.00....         27      21,086,804.12       4.96        6.461        755          780,992.75     67.18
800,000.01 - 850,000.00....         20      16,630,420.86       3.91        6.775        753          831,521.04     68.31
850,000.01 - 900,000.00....         23      20,201,509.58       4.75        6.636        748          878,326.50     68.28
900,000.01 - 950,000.00....         13      12,056,090.66       2.84        6.604        758          927,391.59     71.23
950,000.01 - 1,000,000.00..         24      23,664,510.30       5.57        6.595        764          986,021.26     66.38
1,000,000.01 - 1,250,000.00         37      42,282,964.03       9.94        6.676        752        1,142,782.81     65.04
1,250,000.01 - 1,500,000.00         32      45,047,562.50      10.59        6.555        758        1,407,736.33     65.16
1,500,000.01 - 1,750,000.00          5       8,292,500.00       1.95        6.655        738        1,658,500.00     59.63
1,750,000.01 - 2,000,000.00         16      30,677,850.00       7.21        6.566        760        1,917,365.63     67.41
2,000,000.01 - 2,250,000.00          2       4,230,250.00       0.99        6.439        768        2,115,125.00     72.52
2,250,000.01 - 2,500,000.00          8      18,884,650.00       4.44        6.492        761        2,360,581.25     62.87
2,500,000.01 - 2,750,000.00          1       2,600,000.00       0.61        6.875        760        2,600,000.00     65.00
2,750,000.01 - 3,000,000.00          7      20,672,499.00       4.86        6.660        743        2,953,214.14     63.48
    Total:.................        499    $425,207,122.77     100.00%
____________
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $852,118.

                                                           S-31

                                        Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Original             Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan-to-Value Ratios (%)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
10.01 - 15.00..............          1     $   425,000.00       0.10%      6.625%      785     $    425,000.00     14.41%
25.01 - 30.00..............          2       1,449,005.58       0.34        6.595        751          724,502.79     26.93
30.01 - 35.00..............          5       3,897,295.30       0.92        6.809        770          779,459.06     32.53
35.01 - 40.00..............          4       3,165,000.00       0.74        6.726        766          791,250.00     38.60
40.01 - 45.00..............          8       5,817,000.00       1.37        6.550        760          727,125.00     42.59
45.01 - 50.00..............         26      24,164,633.37       5.68        6.566        748          929,408.98     47.82
50.01 - 55.00..............         30      28,805,736.35       6.77        6.472        760          960,191.21     52.67
55.01 - 60.00..............         51      49,670,740.34      11.68        6.632        752          973,936.09     58.22
60.01 - 65.00..............         69      63,172,823.63      14.86        6.661        752          915,548.17     63.63
65.01 - 70.00..............         68      68,431,471.17      16.09        6.671        757        1,006,345.16     68.71
70.01 - 75.00..............         66      64,106,609.92      15.08        6.602        753          971,312.27     74.10
75.01 - 80.00..............        157                         24.87        6.669        763          673,683.10     79.44
                                           105,768,247.11
80.01 - 85.00..............          5       2,962,150.00       0.70        6.611        730          592,430.00     83.96
85.01 - 90.00..............          7       3,371,410.00       0.79        7.075        770          481,630.00     89.04
   Total:..................        499    $425,207,122.77     100.00%
____________
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio for the Mortgage Loans was approximately 67.10%.

                                        Original Term to Stated Maturity for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Term to Stated       Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
360........................        499    $ 425,207,122.77    100.00%      6.637%      756     $    852,118.48     67.10%
   Total:..................        499    $ 425,207,122.77    100.00%

                                     Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Remaining Terms to Stated     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Maturity (Months)               Loans       Outstanding     Outstanding      Rate     Score          Balance      Value Ratio
_________________________________________________________________________________________________________________________________
356........................          2    $ 5,275,000.00        1.24%      6.444%      741      $ 2,637,500.00     55.12%
358........................          8       4,639,480.93       1.09        6.757        785          579,935.12     74.00
359........................        123      96,195,002.84      22.62        6.768        753          782,073.19     66.62
360........................        366                         75.05        6.599        757          871,851.47     67.34
                                           319,097,639.00
   Total:..................        499    $ 425,207,122.77    100.00%
____________
(1)  As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

                                                           S-32

                              Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Geographic Area                 Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
 Arizona ..................         23    $ 20,482,653.19       4.82%      6.722%      750     $    890,550.14     68.17%
 Arkansas .................          1         240,000.00       0.06        6.750        701          240,000.00     80.00
 California ...............        324     279,993,756.58      65.85        6.618        758          864,178.26     66.66
 Colorado .................          3       3,001,150.00       0.71        6.654        755        1,000,383.33     69.33
 Connecticut ..............          3       2,970,000.00       0.70        6.421        776          990,000.00     72.32
 Florida ..................         20      17,378,156.00       4.09        6.627        750          868,907.80     67.45
 Georgia ..................          3       2,008,750.00       0.47        6.742        758          669,583.33     73.89
 Hawaii ...................          4       5,708,500.00       1.34        6.663        742        1,427,125.00     65.11
 Illinois .................         10       8,019,180.00       1.89        6.820        742          801,918.00     70.44
 Kentucky .................          1         459,000.00       0.11        6.875        786          459,000.00     90.00
 Maryland .................          5       2,947,500.00       0.69        6.638        765          589,500.00     78.00
 Massachusetts ............         11      11,238,400.00       2.64        6.929        754        1,021,672.73     69.60
 Michigan .................          1         879,115.00       0.21        6.875        700          879,115.00     67.62
 Minnesota ................          3       2,586,323.80       0.61        6.844        782          862,107.93     70.52
 Nevada ...................         12       8,583,840.00       2.02        6.564        764          715,320.00     67.01
 New Jersey ...............          8       7,292,700.00       1.72        6.826        750          911,587.50     67.94
 New Mexico ...............          1         504,000.00       0.12        6.750        704          504,000.00     80.00
 New York .................         17      15,576,450.00       3.66        6.505        760          916,261.76     63.99
 North Carolina ...........          5       2,125,992.00       0.50        6.548        734          425,198.40     66.06
 Oregon ...................          3       1,629,478.29       0.38        6.485        767          543,159.43     78.03
 Pennsylvania .............          1         372,000.00       0.09        6.625        788          372,000.00     88.57
 South Carolina ...........          6       5,111,593.03       1.20        6.919        741          851,932.17     69.44
 Tennessee ................          2       1,073,600.00       0.25        6.596        734          536,800.00     66.83
 Texas ....................          2       1,930,000.00       0.45        6.278        762          965,000.00     60.76
 Utah .....................          4       2,258,242.00       0.53        6.834        745          564,560.50     65.43
 Virginia .................          9       6,309,250.00       1.48        6.667        757          701,027.78     67.26
 Washington ...............         14      11,919,198.58       2.80        6.527        758          851,371.33     66.74
 Wisconsin ................          2       1,370,794.30       0.32        6.681        754          685,397.15     44.98
 Wyoming ..................          1       1,237,500.00       0.29        6.625        706        1,237,500.00     75.00
    Total: ................        499    $ 425,207,122.77    100.00%

                                       Mortgagors' FICO Credit Scores for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of FICO                 Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Credit Scores                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
681 - 700..................          3    $ 2,828,115.00        0.67%      6.721%      700     $    942,705.00     68.16%
701 - 720..................         81      67,640,789.77      15.91        6.716        709          835,071.48     66.14
721 - 740..................         76      68,718,848.00      16.16        6.606        730          904,195.37     64.28
741 - 760..................         95      82,261,507.82      19.35        6.611        752          865,910.61     67.34
761 - 780..................        104      91,215,246.66      21.45        6.612        771          877,069.68     69.75
781 - 800..................        112      91,508,547.96      21.52        6.636        790          817,040.61     68.11
801 - 820..................         28      21,034,067.56       4.95        6.695        807          751,216.70     62.32
   Total:..................        499    $ 425,207,122.77    100.00%
____________

(1)  As of the Cut-Off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 756.

                                                           S-33

                                         Types of Mortgaged Properties for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Property Type                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
Single Family Residence....        354   $ 305,061,457.18      71.74%      6.648%      755     $    861,755.53     67.08%
Planned Unit Development (PUD)      88      78,254,885.35      18.40        6.560        755          889,260.06     67.00
Low-rise Condominium.......         22      14,376,819.24       3.38        6.653        763          653,491.78     68.97
Two-Family Residence.......         13       9,578,153.00       2.25        6.700        769          736,781.00     64.24
High-rise Condominium......         13      10,193,460.00       2.40        6.797        767          784,112.31     70.24
Four-Family Residence......          4       3,426,348.00       0.81        6.642        784          856,587.00     59.47
Three-Family Residence.....          3       1,780,000.00       0.42        6.875        768          593,333.33     66.82
Townhouse..................          2       2,536,000.00       0.60        6.602        763        1,268,000.00     70.25
   Total:..................        499    $425,207,122.77     100.00%

                                                    Purposes of the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Purpose                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
Purchase...................        168    $152,590,258.05      35.89%      6.656%      765     $    908,275.35     72.19%
Refinance (Rate/Term)......        186     150,987,785.93      35.51        6.600        752          811,762.29     66.97
Refinance (Cash Out).......        145     121,629,078.79      28.60        6.659        751          838,821.23     60.86
   Total:..................        499    $425,207,122.77     100.00%

                                                Occupancy Types for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Occupancy Type                  Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
Primary Home...............        408    $ 352,778,493.06     82.97%      6.605%      757     $    864,653.17     67.62%
Secondary Home.............         30       33,840,002.5       7.96        6.697        750        1,128,000.09     64.58
Investment.................         61       38,588,627.1       9.08        6.876        756          632,600.44     64.50
   Total:..................        499    $ 425,207,122.77    100.00%

                                            Loan Documentation Types for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Type of Program                 Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_______________________________________________________________________________________________________________________________
 Full/Alternate ...........        174     149,265,077.78 $    35.10%      6.546%      765     $    857,845.27     69.08%
 FastForward ..............         18      11,912,873.80       2.80        6.508        774          661,826.32     71.17
 Stated Income ............        260     228,726,494.96      53.79        6.677        750          879,717.29     67.37
 No Ratio .................         13      10,891,294.30       2.56        6.808        753          837,791.87     49.79
 No Income/No Asset .......          9       5,017,500.00       1.18        7.146        751          557,500.00     61.49
 No Doc ...................         25      19,393,881.93       4.56        6.725        755          775,755.28     57.30
    Total: ................        499    $425,207,122.77    100.00%

                                                           S-34

                                                  Loan Ages for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Age (Months)               Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
0..........................        366    $ 319,097,639.00     75.05%      6.599%      757     $    871,851.47     67.34%
1..........................        123       96,195,002.84     22.62        6.768        753          782,073.19     66.62
2..........................          8        4,639,480.93      1.09        6.757        785          579,935.12     74.00
4..........................          2        5,275,000.00      1.24        6.444        741        2,637,500.00     55.12
   Total:..................        499    $ 425,207,122.77    100.00%
____________
(1)  As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 0 months.

                                                 Loan Programs for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Loan Program                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
5/1 LIBOR Fully Amortizing.          8    $ 6,663,093.03        1.57%      6.644%      738     $    832,886.63     68.40%
5/1 LIBOR Interest-Only....        162     133,133,304.12      31.31        6.524        754          821,810.52     67.08
10/1 LIBOR Fully Amortizing         26      18,279,375.34       4.30        6.585        771          703,052.90     60.42
10/1 LIBOR Interest-Only...        303     267,131,350.28      62.82        6.697        757          881,621.62     67.53
   Total:..................        499    $ 425,207,122.77    100.00%

                                          Original Interest Only Terms for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Original Interest Only        Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term (Months)                   Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
0..........................         34    $ 24,942,468.37       5.87%      6.601%      762     $    733,602.01     62.55%
120........................        465     400,264,654.40      94.13        6.639        756          860,784.20     67.38
   Total:..................        499    $ 425,207,122.77    100.00%

                                       Prepayment Charge Terms and Types for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                               Number of     Principal       Principal    Average     FICO           Current        Average
Prepayment Charge              Mortgage       Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Term and Type (Months)          Loans       Outstanding     Outstanding     Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
None.......................        318    $ 284,847,824.94     66.99%      6.660%      758     $    895,747.88     67.14%
12 - Hard..................         91      79,252,974.69      18.64        6.686        756          870,911.81     66.30
24 - Hard..................         14       9,429,100.00       2.22        6.526        761          673,507.14     73.84
36 - Hard..................         76      51,677,223.14      12.15        6.455        747          679,963.46     66.87
   Total:..................        499    $ 425,207,122.77    100.00%

                                                           S-35

                                                Gross Margins for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Range of Gross Margins (%)      Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
________________________________________________________________________________________________________________________________
2.001 - 2.500..............          2    $   789,000.00        0.19%      5.775%      799     $    394,500.00     75.64%
2.501 - 3.000..............        497     424,418,122.77      99.81        6.639        756          853,960.01     67.08
   Total:..................        499    $425,207,122.77     100.00%
____________
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.749%.

                                       Months to Initial Adjustment Date for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Number of Months to Initial   Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Adjustment Date (Months)        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
56.........................          2     $ 5,275,000.00       1.24%      6.444%      741      $ 2,637,500.00     55.12%
58.........................          3       1,675,000.00       0.39        6.824        797          558,333.33     68.57
59.........................         23      15,492,663.15       3.64        6.697        746          673,594.05     67.75
60.........................        107      92,971,243.00      21.86        6.502        754          868,890.12     67.54
61.........................         35      24,382,491.00       5.73        6.527        754          696,642.60     67.74
118........................          5       2,964,480.93       0.70        6.719        778          592,896.19     77.07
119........................        100      80,702,339.69      18.98        6.782        754          807,023.40     66.41
120........................        199     181,347,406.00      42.65        6.651        758          911,293.50     66.86
121........................         25      20,396,499.00       4.80        6.665        766          815,859.96     70.20
   Total:..................        499   $ 425,207,122.77     100.00%

                                           Maximum Mortgage Rates for the Mortgage Loans(1)

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
Range of Maximum Mortgage     Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate (%)                        Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
_____________________________________________________________________________________________________________________________
10.000 - 10.499............          3    $ 3,543,200.00        0.83%      5.172%      732      $ 1,181,066.67     61.90%
10.500 - 10.999............         11       9,286,000.00       2.18        5.802        766          844,181.82     63.00
11.000 - 11.499............        107      94,072,521.05      22.12        6.296        758          879,182.44     67.50
11.500 - 11.999............        318     275,868,652.22      64.88        6.710        756          867,511.48     66.71
12.000 - 12.499............         45      34,344,039.50       8.08        7.118        752          763,200.88     69.05
12.500 - 12.999............         13       7,236,710.00       1.70        7.594        764          556,670.00     73.54
13.000 - 13.499............          2         856,000.00       0.20        8.375        769          428,000.00     80.00
   Total:..................        499    $ 425,207,122.77    100.00%
____________
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.637%.

                                                           S-36

                                           Initial Periodic Rate Cap for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
Initial Periodic              Number of      Principal       Principal    Average     FICO           Current        Average
Initial Periodic               Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
______________________________________________________________________________________________________________________________
5.000......................        499    $ 425,207,122.77    100.00%      6.637%      756     $    852,118.48     67.10%
   Total:..................        499    $ 425,207,122.77    100.00%

                                          Subsequent Periodic Rate Cap for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
Subsequent Periodic           Number of      Principal       Principal    Average     FICO           Current        Average
Subsequent Periodic           Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate      Score        Balance      Value Ratio
____________________________________________________________________________________________________________________________
2.000......................        499    $ 425,207,122.77    100.00%      6.637%      756     $    852,118.48     67.10%
   Total:..................        499    $ 425,207,122.77    100.00%

                                              Origination Channels for the Mortgage Loans

                                                            Percent of                Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average       Weighted
                              Number of      Principal       Principal    Average     FICO           Current        Average
                              Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Origination Channel             Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
________________________________________________________________________________________________________________________________
Mortgage Professionals.....        286    $251,958,270.33      59.26%      6.615%      756     $    880,972.97     67.06%
Consumer Direct............         86      64,493,414.29      15.17        6.623        757          749,923.42     68.09
Correspondent..............        127     108,755,438.15      25.58        6.698        757          856,342.03     66.58
Total:.....................        499    $425,207,122.77    100.00%

                                                           S-37

                                                    Description of the Certificates

General

         The  certificates  will be issued  pursuant  to the pooling  and  servicing  agreement.  The  following  sections of this free writing  prospectus are summaries of the material terms of the certificates and the pooling and servicing  agreement  pursuant to which the  certificates  will be issued.  They do not  purport to be  complete,  however,  and are  subject  to, and are  qualified  in their entirety by reference to, the  provisions  of the pooling and  servicing  agreement.  When  particular  provisions or terms used in the pooling  and  servicing  agreement  are  referred  to, the actual  provisions  (including  definitions  of terms) are  incorporated  by reference.  We will file a final copy of the pooling and servicing  agreement  after the issuing  entity issues the  certificates.  The certificates  represent  obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc.,
IndyMac Bank, F.S.B. or any of their affiliates.

         The IndyMac INDA Mortgage Loan Trust 2007-AR6,  Mortgage Pass-Through Certificates,  Series 2007-AR6 will consist of the Class
1-A-1,  Class 1-A-2,  Class 2-A-1,  Class A-R,  Class B-1,  Class B-2,  Class B-3, Class B-4, Class B-5, Class B-6, Class P and Class L
Certificates.  Only the classes of  certificates  listed on the cover page of this free writing  prospectus  (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:

                Designation                                           Classes of Certificates
___________________________________________________________________________________________________________________________________
Senior Certificates                           Class 1-A-1, Class 1-A-2, Class 2-A-1 and Class A-R Certificates
Subordinated Certificates                     Class B-1,  Class B-2,  Class B-3,  Class B-4,  Class B-5 and Class B-6
                                              Certificates
Group 1 Senior Certificates                   Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificates                   Class 2-A-1 Certificates
Super Senior Certificates                     Class 1-A-1 Certificates
Support Certificates                          Class 1-A-2 Certificates
Private Certificates                          Class B-4, Class B-5, Class B-6, Class P and Class L Certificates

                                                           S-38

         The certificates are generally referred to as the following types:

                           Class                                                       Type
____________________________________________________________________________________________________________________________________
                 Class 1-A-1 Certificates:                              Senior/Super Senior/Variable Rate
                 Class 1-A-2 Certificates:                                 Senior/Support/Variable Rate
                 Class 2-A-1 Certificates:                                     Senior/Variable Rate
                  Class A-R Certificates:                                     Senior/REMIC Residual
                Subordinated Certificates:                                  Subordinate/Variable Rate
                   Class P Certificates:                                        Prepayment Charges
                   Class L Certificates:                                        Late Payment Fees

         The Class B-4,  Class B-5, Class B-6, Class P and Class L  Certificates  (all of which are together  sometimes  referred to as the  "private  certificates")  are not  offered  by this free  writing  prospectus.  The  pass-through  rate for each  class of private certificates  other than the Class P and Class L Certificates  will be calculated as described  under  "-Interest" in this free writing prospectus.  The  Class P and  Class L  Certificates  will  not  bear  interest.  The  Class P  Certificates  will be  entitled  to all prepayment  charges,  and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for  distribution  to the holders of the other classes of  certificates.  The classes of offered certificates  will have the respective  initial Class  Certificate  Balances and  pass-through  rates set forth on the cover page or as described in this free writing  prospectus.  The initial  Class  Certificate  Balances may vary in the  aggregate by plus or minus 10%.
Any  information  contained in this free writing  prospectus  with respect to the Class B-4,  Class B-5, Class B-6, Class P and Class L
Certificates is provided only to permit a better understanding of the offered certificates.

         The "Class  Certificate  Balance" of any class of certificates as of any  Distribution  Date is the initial Class  Certificate
Balance of that class reduced by the sum of

o        all amounts previously distributed to holders of certificates of that class as distributions of principal, and

o        the amount of Realized Losses (including Excess Losses) allocated to that class;

provided,  however,  that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased,  sequentially in the order of distribution  priority,  by the amount of Subsequent  Recoveries on the Mortgage Loans in a loan  group  distributed  as  principal  to any  related  class of  certificates,  but not by more than the amount of  Realized  Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

         In addition,  the Class  Certificate  Balance of the class of  subordinated  certificates  then  outstanding  with the highest numerical  class  designation  will be reduced if and to the extent  that the  aggregate  Class  Certificate  Balance of all classes of certificates  (other than the Class P and Class L Certificates)  following all  distributions  and the allocation of Realized Losses on any Distribution  Date,  exceeds the pool principal  balance as of the Due Date occurring in the month of the Distribution  Date (after giving effect to principal prepayments in the related Prepayment Period).

                                                           S-39

         The senior  certificates  will have an initial  aggregate Class  Certificate  Balance of  approximately  $402,671,100 and will evidence in the aggregate an initial  beneficial  ownership  interest in the issuing  entity of  approximately  94.70%.  The Class B-1,
Class B-2,  Class B-3,  Class B-4,  Class B-5 and Class B-6  Certificates  will each  evidence in the  aggregate an initial  beneficial ownership interest in the issuing entity of approximately 2.00%, 1.30%, 0.80%, 0.90%, 0.20% and 0.10%, respectively.

         The Class A-R  Certificates and the private  certificates  will be issued in fully  registered  certificated  form. All of the remaining  classes of offered  certificates  will be  represented  by book-entry  certificates.  The  book-entry  certificates  will be issuable in book-entry form only.  The Class A-R Certificates will be issued in a denomination of $100.

Book-Entry Certificates

         The  offered  certificates  (other  than  the  Class  A-R  Certificates)  will be  book-entry  certificates  (the  "Book-Entry
Certificates").  The Class A-R Certificates  will be issued as a single  certificate in fully  registered  certificated  form.  Persons
acquiring  beneficial  ownership  interests  in  the  Book-Entry  Certificates   ("Certificate  Owners")  will  hold  their  Book-Entry
Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request,  through  Clearstream,  Luxembourg or the Euroclear System  ("Euroclear") in Europe, if they are participants of such systems,  or indirectly through  organizations that are participants in such systems.  The Book-Entry  Certificates  will be issued in one or more  certificates that equal the aggregate Class
Certificate  Balance of the offered  certificates  and will  initially  be  registered  in the name of Cede & Co.,  the nominee of DTC,
Clearstream,  Luxembourg  and Euroclear  will hold omnibus  positions on behalf of their  participants  through  customers'  securities accounts in Clearstream  Banking's and Euroclear's  names on the books of their  respective  depositaries  which in turn will hold such positions in customers'  securities  accounts in the  depositaries'  names on the books of DTC.  Citibank,  N.A. will act as depositary for  Clearstream,  Luxembourg  and JPMorgan  Chase Bank will act as  depositary  for Euroclear (in such  capacities,  individually  the
"Relevant  Depositary" and  collectively  the "European  Depositaries").  Investors may hold such  beneficial  interests in the offered certificates (other than the Class A-R Certificates) in minimum  denominations  representing Class Certificate  Balances of $25,000 and integral multiples of $1,000 in excess thereof.  One investor of each class of Book-Entry  Certificates may hold a beneficial  interest therein that is not an integral  multiple of $1,000.  Except as described below, no person  acquiring a Book-Entry  Certificate will be entitled to receive a physical  certificate  representing  such offered  certificate  (a  "Definitive  Certificate").  Unless and until
Definitive  Certificates are issued, it is anticipated that the only  Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Certificate  Owners will not be  Certificateholders  as that term is used in the pooling and  servicing  agreement.
Certificate  Owners are only permitted to exercise their rights  indirectly  through the participating  organizations  that utilize the services of DTC,  including  securities  brokers and dealers,  banks and trust  companies and clearing  corporations  and certain other organizations ("Participants") and DTC.

         The Certificate  Owner's  ownership of a Book-Entry  Certificate  will be recorded on the records of the brokerage firm, bank, thrift institution or other financial  intermediary  (each, a "Financial  Intermediary")  that maintains the beneficial owner's account for such purpose.  In turn, the Financial  Intermediary's  ownership of such Book-Entry  Certificate will be recorded on the records of
DTC (or of a  participating  firm that acts as agent for the  Financial  Intermediary,  whose  interest will in turn be recorded on the records of DTC, if the Certificate  Owner's Financial  Intermediary is not a Participant and on the records of Clearstream,  Luxembourg or Euroclear, as appropriate).

         Certificate  Owners will receive all  distributions  of  principal  of, and  interest  on, the offered  certificates  from the trustee  through DTC and  Participants.  While the offered  certificates  are  outstanding  (except under the  circumstances  described below),  under the rules,  regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"),  DTC is required to make book-entry  transfers among  Participants on whose behalf it acts with respect to the offered  certificates  and is required to receive and transmit  distributions of principal of, and interest on, the offered  certificates.  Participants and organizations  which have  indirect  access to the DTC  system,  such as banks,  brokers,  dealers  and trust  companies  that clear  through or  maintain a custodial relationship with a Participant,  either directly or indirectly ("Indirect Participants"),  with whom Certificate Owners have accounts  with respect to offered  certificates  are  similarly  required to make  book-entry  transfers  and receive and transmit such distributions  on  behalf  of  their  respective  Certificate  Owners.  Accordingly,  although  Certificate  Owners  will  not  possess certificates,  the DTC Rules provide a mechanism by which  Certificate  Owners will receive  distributions and will be able to transfer their interest.

                                                           S-40

         Certificate  Owners will not receive or be entitled to receive  certificates  representing  their respective  interests in the offered  certificates,  except under the limited  circumstances  described below. Unless and until Definitive  Certificates are issued,
Certificate  Owners who are not  Participants may transfer  ownership of offered  certificates  only through  Participants and Indirect
Participants by instructing such Participants and Indirect  Participants to transfer Book-Entry  Certificates,  by book-entry transfer, through DTC for the account of the  purchasers of such  Book-Entry  Certificates,  which account is  maintained  with their  respective
Participants.  Under the DTC Rules and in accordance with DTC's normal  procedures,  transfers of ownership of Book-Entry  Certificates will be executed  through DTC and the accounts of the  respective  Participants  at DTC will be debited and  credited.  Similarly,  the
Participants and Indirect  Participants will make debits or credits,  as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone  differences,  credits of securities  received in  Clearstream,  Luxembourg or Euroclear as a result of a transaction with a Participant will be made during,  subsequent  securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any  transactions in such  securities,  settled during such processing will be reported to the relevant  Euroclear or  Clearstream,  Luxembourg  Participants  on such  business  day.  Cash  received in  Clearstream,  Luxembourg or
Euroclear,  as a result of sales of  securities by or through a  Clearstream,  Luxembourg  Participant  or Euroclear  Participant  to a
Participant,  will be received with value on the DTC settlement date but will be available in the relevant  Clearstream,  Luxembourg or
Euroclear cash account only as of the business day following settlement in DTC.

         Transfers  between  Participants  will  occur  in  accordance  with  DTC  Rules.  Transfers  between  Clearstream,  Luxembourg
Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market  transfers  between  persons  holding  directly  or  indirectly  through  DTC, on the one hand,  and  directly or indirectly  through  Clearstream,  Luxembourg  Participants  or  Euroclear  Participants,  on the  other,  will be  effected  in DTC in accordance with DTC Rules on behalf of the relevant European  international  clearing system by the Relevant Depositary;  however, such cross-market  transactions  will  require  delivery of  instructions  to the relevant  European  international  clearing  system by the counterpart in such system in accordance  with its rules and procedures  and within its  established  deadlines  (European  time).  The relevant European  international  clearing system will, if the transaction meets its settlement  requirements,  deliver instructions to the Relevant  Depositary to take action to effect final  settlement  on its behalf by  delivering  or receiving  securities in DTC, and making or receiving  payment in  accordance  with normal  procedures  for same day funds  settlement  applicable  to DTC.  Clearstream,
Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New  York-chartered  limited  purpose trust company,  performs  services for its  participants,  some of which
(and/or their  representatives)  own DTC. In accordance  with its normal  procedures,  DTC is expected to record the positions  held by each  Participant  in the Book-Entry  Certificates,  whether held for its own account or as a nominee for another  person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

                                                           S-41

         Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse  Charlotte,  L-2967 Luxembourg  ("Clearstream,  Luxembourg"),  was
incorporated in 1970 as  "Clearstream,  Luxembourg  S.A." a company with limited  liability under  Luxembourg law (a société  anonyme).
Clearstream,  Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company,  Clearstream,
Luxembourg  International,  société  anonyme ("CI") merged its clearing,  settlement  and custody  business with that of Deutsche Borse
Clearing AG ("DBC").  The merger involved the transfer by CI of substantially  all of its assets and liabilities  (including its shares in CB) to a new Luxembourg company,  New Clearstream,  Luxembourg  International,  société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent  company  Deutsche Borse AG. The  shareholders  of these two entities are banks,  securities  dealers and financial institutions.  Clearstream,  Luxembourg  International  currently has 92 shareholders,  including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream,  Luxembourg  International  decided to re name the companies in the group in order to give them a cohesive  brand  name.  The new brand  name that was  chosen is  "Clearstream"  With  effect  from
January 14,  2000 New CI has been renamed  "Clearstream  International,  société anonyme." On January 18,  2000,  Cedelbank was renamed
"Clearstream Banking, société anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, société anonyme."

         On January 17, 2000 DBC was renamed  "Clearstream  Banking  AG." This means that there are now two  entities in the  corporate group headed by Clearstream  International which share the name "Clearstream  Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream,  Luxembourg  holds  securities  for its customers  and  facilitates  the  clearance and  settlement of securities transactions between Clearstream,  Luxembourg  customers through electronic  book-entry changes in accounts of Clearstream,  Luxembourg customers,  thereby  eliminating  the need  for  physical  movement  of  certificates.  Transactions  may be  settled  by  Clearstream,
Luxembourg in any of 36 currencies,  including United States Dollars.  Clearstream,  Luxembourg provides to its customers,  among other things,  services for  safekeeping,  administration,  clearance and  settlement of  internationally  traded  securities  and securities lending and borrowing.  Clearstream,  Luxembourg also deals with domestic  securities markets in over 30 countries through  established depository  and custodial  relationships.  Clearstream,  Luxembourg is  registered as a bank in  Luxembourg,  and as such is subject to regulation  by the  Commission  de  Surveillance  du  Secteur  Financier,  "CSSF,"  which  supervises  Luxembourg  banks.  Clearstream,
Luxembourg's  customers are world-wide financial  institutions  including  underwriters,  securities brokers and dealers,  banks, trust companies and clearing  corporations.  Clearstream,  Luxembourg's  U.S.  customers are limited to securities  brokers and dealers,  and banks.  Currently,  Clearstream,  Luxembourg  has  approximately  2,000  customers  located in over 80  countries,  including all major
European  countries,  Canada,  and the United States.  Indirect  access to Clearstream,  Luxembourg is available to other  institutions that clear through or maintain a custodial  relationship  with an account holder of Clearstream,  Luxembourg.  Clearstream,  Luxembourg
has established an electronic bridge with Euroclear Bank S.A./N.V.  as the Operator of the Euroclear System (the "Euroclear  Operator")
in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

                                                           S-42

         Euroclear was created in 1968 to hold securities for  participants of Euroclear  ("Euroclear  Participants")  and to clear and settle transactions  between Euroclear  Participants  through  simultaneous  electronic  book-entry  delivery against payment,  thereby eliminating  the need for physical  movement of certificates  and any risk from lack of simultaneous  transfers of securities and cash.
Transactions may now be settled in any of 32 currencies,  including United States dollars.  Euroclear  includes various other services, including  securities  lending and borrowing  and  interfaces  with  domestic  markets in several  countries  generally  similar to the arrangements  for  cross-market  transfers  with DTC  described  above.  Euroclear is operated by the Brussels,  Belgium  office of the
Euroclear Operator,  under contract with Euroclear Clearance Systems S.C., a Belgian cooperative  corporation (the "Cooperative").  All operations are conducted by the Euroclear  Operator,  and all Euroclear  securities  clearance accounts and Euroclear cash accounts are accounts with the Euroclear  Operator,  not the Cooperative.  The Cooperative  establishes  policy for Euroclear on behalf of Euroclear
Participants.  Euroclear  Participants  include banks (including central banks),  securities brokers and dealers and other professional financial  intermediaries.  Indirect  access to Euroclear is also  available to other firms that clear  through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear  Operator has a banking license from the Belgian  Banking and Finance  Commission.  This license  authorizes the
Euroclear Operator to carry out banking activities on a global basis.

         Securities  clearance  accounts  and cash  accounts  with the  Euroclear  Operator  are  governed by the Terms and  Conditions
Governing Use of Euroclear and the related Operating  Procedures of the Euroclear System and applicable Belgian law (collectively,  the
"Terms  and  Conditions").  The Terms and  Conditions  govern  transfers  of  securities  and cash  within  Euroclear,  withdrawals  of securities  and cash from  Euroclear,  and receipts of payments with respect to securities  in Euroclear.  All  securities in Euroclear are held on a fungible basis without  attribution of specific  certificates to specific securities  clearance  accounts.  The Euroclear
Operator  acts under the Terms and  Conditions  only on behalf of Euroclear  Participants,  and has no record of or  relationship  with persons holding through Euroclear Participants.

         Distributions  on the  Book-Entry  Certificates  will be made on each  Distribution  Date by the  trustee to DTC.  DTC will be responsible  for crediting the amount of such payments to the accounts of the applicable  Participant  in accordance  with DTC's normal procedures.  Each  Participant  will be responsible for disbursing  such payments to the  Certificate  Owners that it represents and to each Financial  Intermediary for which it acts as agent.  Each such Financial  Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry  format,  Certificate  Owners may experience  some delay in their receipt of payments,  since such payments will be  forwarded  by the  trustee to Cede & Co.  Distributions  with  respect  to  offered  certificates  held  through  Clearstream,
Luxembourg or Euroclear will be credited to the cash accounts of  Clearstream,  Luxembourg  Participants  or Euroclear  Participants in
accordance with the relevant  system's rules and  procedures,  to the extent received by the Relevant  Depositary.  Such  distributions will be subject to tax  reporting in  accordance  with relevant  United  States tax laws and  regulations.  Because DTC can only act on behalf of Financial  Intermediaries,  the ability of a Certificate Owner to pledge Book-Entry  Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry  Certificates,  may be limited due to the lack of physical  certificates  for such  Book-Entry  Certificates.  In addition,  issuance of the  Book-Entry  Certificates  in book-entry  form may reduce the  liquidity of such  certificates  in the  secondary  market since  certain  potential  investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual  reports on the  issuing  entity  provided  by the  trustee to Cede & Co.,  as nominee of DTC,  may be made available to Certificate Owners upon request,  in accordance with the DTC Rules and the rules,  regulations and procedures creating and affecting the Relevant  Depositary,  and to the Financial  Intermediaries  to whose DTC accounts the  Book-Entry  Certificates  of such
Certificate Owners are credited.

                                                           S-43

         DTC has advised the depositor and the trustee that,  unless and until Definitive  Certificates  are issued,  DTC will take any action  permitted to be taken by the holders of the  Book-Entry  Certificates  under the pooling and  servicing  agreement  only at the direction of one or more Financial  Intermediaries to whose DTC accounts the Book-Entry  Certificates are credited,  to the extent that such  actions are taken on behalf of  Financial  Intermediaries  whose  holdings  include such  Book-Entry  Certificates.  Clearstream,
Luxembourg  or the  Euroclear  Operator,  as the case may be,  will  take  any  other  action  permitted  to be taken by a holder  of a
Book-Entry  Certificate  under the pooling and servicing  agreement on behalf of a  Clearstream,  Luxembourg  Participant  or Euroclear
Participant  only in accordance with its relevant rules and procedures and subject to the ability of the Relevant  Depositary to effect such actions on its behalf  through DTC.  DTC may take  actions,  at the  direction of the related  Participants,  with respect to some
Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive  Certificates will be issued to Certificate  Owners, or their nominees,  rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing,  qualified or able to discharge  properly its  responsibilities as  nominee  and  depositary  with  respect to the  Book-Entry  Certificates  and the  depositor  or the  trustee is unable to locate a qualified successor,  or (b) after the occurrence of an event of default under the pooling and servicing agreement),  beneficial owners having  not less than 51% of the  voting  rights  (as  defined  in the  pooling  and  servicing  agreement)  evidenced  by the  offered certificates  advise the trustee and DTC through the Financial  Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events  described in the immediately  preceding  paragraph,  the trustee will be required to notify all  beneficial  owners of the  occurrence  of such event and the  availability  through DTC of  Definitive  Certificates.  Upon surrender  by DTC of the  global  certificate  or  certificates  representing  the  Book-Entry  Certificates  and  instructions  for re registration,  the  trustee  will issue  Definitive  Certificates,  and  thereafter  the  trustee  will  recognize  the holders of such
Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC,  Clearstream,  Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream,  Luxembourg and Euroclear,  they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the  "Certificate  Account"),  which will be maintained in trust for the benefit of the  certificateholders.  The Servicer  will deposit or cause to be  deposited in the  Certificate  Account all amounts  required to be  deposited in it under the pooling and  servicing  agreement.  The  servicer  may  withdraw  funds from the
Certificate  Account for purposes set forth in the pooling and servicing  agreement.  On or before the closing  date,  the trustee will establish  an  account  (the  "Distribution  Account"),  which will be  maintained  with the  trustee  in trust for the  benefit of the certificateholders.  On or prior to the business day  immediately  preceding  each  Distribution  Date, the Servicer will withdraw from the Certificate  Account the amount of Available Funds,  prepayment  charges and late payment fees for that  Distribution Date and will deposit  such  amounts in the  Distribution  Account.  The  holders of the Class P  Certificates  will be  entitled  to all  prepayment charges,  and the Class L Certificates will be entitled to all late payment fees,  received on the Mortgage Loans and such amounts will not be available for  distribution to the holders of the other  certificates.  There is no independent  verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

                                                           S-44

         Prior to the 18th day of each month or, if that day is not a business  day,  the next  business  day, the Servicer is required to provide the trustee a report  containing the data and  information  concerning the Mortgage Loans that is required by the trustee to prepare  the  monthly  statement  to  certificateholders  for the  related  Distribution  Date.  The  trustee  is not  responsible  for recomputing,  recalculating  or  verifying  the  information  provided to it by the  Servicer in that report and will be  permitted  to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

         The  Certificate  Account.  At the  direction  of the  Servicer,  all funds in the  Certificate  Account  will be  invested in permitted  investments so long as such funds are received from the Servicer in a timely manner along with specific  instructions  as to how such funds are to be  invested.  All  income  and gain net of any  losses  realized  from  investment  of funds in the  Certificate
Account will be for the benefit of the Servicer as additional  servicing  compensation  and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate  Account in respect of the investments  will be deposited by the Servicer in the  Certificate  Account.  The trustee will not be liable for the amount of any loss incurred in respect of any  investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

                                                           S-45

Fees and Expenses

         The  following  summarizes  the related fees and  expenses to be paid from the assets of the issuing  entity and the source of payments for the fees and expenses:

     Type / Recipient (1)                         Amount                      General Purpose                      Source (2)                       Frequency
Fees
Servicing Fee / Servicer        0.2500% per annum of the Stated Principal   Compensation         Interest collected with respect to each             Monthly
                                Balance of each Mortgage Loan (3)                                Mortgage Loan and any Liquidation Proceeds or
                                                                                                 Subsequent Recoveries that are allocable to
                                                                                                 accrued and unpaid interest (4)
Additional Servicing            •  Prepayment Interest Excess (5)           Compensation         Interest collections with respect to certain      Time to time
Compensation / Servicer                                                                          Mortgage Loans that prepay in full
                                •  All assumption fees and other similar    Compensation         Payments made by obligors with respect to the     Time to time
                                   charges (excluding prepayment charges                         Mortgage Loans
                                   and late payment fees)
                                •  All investment income earned on          Compensation         Investment income related to the Certificate        Monthly
                                   amounts on deposit in the Certificate                         Account
                                   Account.
                                •  Excess Proceeds (6)                      Compensation         Liquidation Proceeds and Subsequent Recoveries    Time to time
Trustee Fee / trustee           0.0075% per annum of the Stated Principal   Compensation         Interest Distribution Amount                        Monthly
                                Balance of each Mortgage Loan
Expenses
Insurance expenses / Servicer   Expenses incurred by the Servicer           Reimbursement of     To the extent the expenses are covered by an      Time to time
                                                                            Expenses             insurance policy with respect to the Mortgage
                                                                                                 Loan
Advances / Servicer             To the extent of funds available, the       Reimbursement of     With respect to each Mortgage Loan, late          Time to time
                                amount of any advances.                     Expenses             recoveries of the payments of the costs and
                                                                                                 expenses, Liquidation Proceeds, Subsequent
                                                                                                 Recoveries, purchase proceeds or repurchase
                                                                                                 proceeds for that Mortgage Loan (7)
Indemnification expenses /      Amounts for which the seller, the           Indemnification      Amounts on deposit on the Certificate Account       Monthly
the Seller, the Servicer and    Servicer and the depositor are entitled                          on any Distribution Account Deposit Date,
the depositor                   to indemnification (8)                                           following the transfer to the Distribution
                                                                                                 Account

                                                           S-46

_______________________________________________

(1)      If the  trustee  succeeds  to the  position of  Servicer,  it will be  entitled  to receive the same fees and  expenses of the
         Servicer  described  in this free  writing  prospectus.  Any change to the fees and  expenses  described  in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)      Unless  otherwise  specified,  the fees and expenses  shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)      The  Servicing  Fee Rate for each  Mortgage  Loan will equal  0.2500% per annum.  The amount of the monthly  Servicing  Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)      The  Servicing  Fee is payable from  interest  collections  on the Mortgage  Loans,  but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)      Prepayment  Interest Excess is described in the prospectus  supplement  under "Servicing of the Mortgage Loans - Adjustment to
         Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6)      "Excess  Proceeds"  with  respect  to a  liquidated  Mortgage  Loan  means  the  amount,  if any,  by which the sum of any net liquidation  proceeds and Subsequent  Recoveries  exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus
         (ii) accrued  interest on the Mortgage Loan at the Mortgage  Rate during each Due Period as to which  interest was not paid or advanced on the Mortgage Loan.

(7)      Reimbursement  of Servicing  Advances for a Mortgage  Loan is limited to the late  recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)      Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

                                                           S-7

Distributions

         Distributions  on the  certificates  will be made by the  trustee  on the  25th  day of each  month  or,  if such day is not a business day, on the first business day  thereafter,  commencing in  September 2007  (each, a "Distribution  Date"),  to the persons in whose names such  certificates  are  registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

         Distributions  on each  Distribution  Date will be made by check  mailed to the address of the person  entitled  thereto as it appears on the  certificate  register or in the case of a  certificateholder  who has so notified the trustee in writing in  accordance with the pooling and servicing agreement,  by wire transfer in immediately available funds to the account of such  certificateholder at a bank or other depository institution having appropriate wire transfer facilities;  provided,  however, that the final distribution in retirement of the certificates  will be made only upon presentment and surrender of such  certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully  described  in this free  writing  prospectus,  distributions  on the senior  certificates  will be made on each
Distribution Date primarily from Available Funds of the related loan group for such Distribution  Date, and, in certain  circumstances, from any Available  Funds from the other loan groups  remaining  after  distribution  to the senior  certificates  related to such loan groups.  Distributions on the subordinated  certificates will be based on any remaining  Available Funds for all of the loan groups for such  Distribution  Date, in each case,  after giving effect to  distributions  on all classes of senior  certificates in the following order of priority:

o        to current and unpaid interest on each class of senior  certificates in the related senior  certificate  group, pro rata based on their respective interest distribution amounts;

o        to  principal  on the  classes of senior  certificates  in the  related  senior  certificate  group then  entitled  to receive distributions  of  principal,  in the order and subject to the  priorities  set forth in this free  writing  prospectus  under
         "Description of the  Certificates-Principal,"  in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

o        from  Available  Funds  from all of the  loan  groups,  to  interest  on and  then  principal  of each  class of  subordinated certificates,  in the order of their numerical class  designations,  in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under "-Cross  Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates-Principal;" and

o        any remaining amounts to the Class A-R Certificates.

         "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

o        all scheduled  installments  of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan  group on the Due Date in the month in which the  Distribution  Date  occurs  and  received  before  the  related
         Determination Date, together with any advances with respect to payments not received by the Determination Date;

                                                           S-48

o        all  proceeds of any primary  mortgage  guaranty  insurance  policies  and any other  insurance  policies  with respect to the
         Mortgage  Loans in that loan group,  to the extent the proceeds are not applied to the  restoration  of the related  mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution  Date (in each case, net of unreimbursed  expenses incurred in connection with a liquidation or foreclosure and unreimbursed  advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

o        all partial or full prepayments  with respect to the Mortgage Loans in that loan group received during the related  Prepayment
         Period, together with all interest paid in connection with the prepayment,  other than certain excess amounts, and the related
         Compensating Interest; and

o        amounts received with respect to the Distribution  Date as the Substitution  Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution
         Date;

reduced by amounts in  reimbursement  for  advances  previously  made and other  amounts as to which the  Servicer  is  entitled  to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

         The classes of offered certificates will have the respective pass-through rates as described below.

         The pass-through  rate for the Class 1-A-1,  Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each  Distribution  Date will equal the Weighted  Average  Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans.  The  pass-through rate for those  certificates  for the interest  accrual period related to the first  Distribution  Date is expected to be approximately
6.2701% per annum.

         The  pass-through  rate for the Class 2-A-1  Certificates for the interest  accrual period related to each  Distribution  Date will  equal  the  Weighted  Average  Adjusted  Net  Mortgage  Rate of the  Group 2  Mortgage  Loans.  The  pass-through  rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.4323% per annum.

         The "Weighted  Average Adjusted Net Mortgage Rate" for a loan group and any Distribution  Date means a per annum rate equal to the average of the adjusted net  mortgage  rate of each  Mortgage  Loan in that loan group,  weighted on the basis of their  respective
Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal  prepayments  received in the
Prepayment Period that ends during such Due Period).

         The "Due Period" means for any  Distribution  Date, the period  commencing on the second day of the month  preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         The pass-through  rate for each class of subordinated  certificates for the interest accrual period for any Distribution  Date will be a per annum rate equal to the sum of the following for each loan group:  the product of (x) the Weighted  Average  Adjusted Net
Mortgage  Rate for that loan group and  Distribution  Date and (y) a fraction,  the numerator of which is the related  Assumed  Balance immediately  prior to that  Distribution  Date,  and the  denominator  of which is the sum of the  Assumed  Balance for each loan group immediately prior to that Distribution Date.

                                                           S-49

         On each Distribution  Date, to the extent of funds available,  each interest bearing class of certificates will be entitled to receive an amount  allocable  to interest  for the  related  interest  accrual  period.  This  "interest  distribution  amount" for any interest-bearing  class will be equal to the sum of (a) interest  accrued during the related  interest accrual period at the applicable pass-through rate on the related Class  Certificate  Balance  immediately prior to the applicable  Distribution Date and (b) the sum of the amounts,  if any, by which the amount  described in clause (a) above on each prior  Distribution  Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

         With respect to each  Distribution  Date for all of the  interest-bearing  classes,  the "interest accrual period" will be the calendar  month  preceding  the month of the  Distribution  Date.  Each interest  accrual  period will be deemed to consist of 30 days.
Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest  entitlement  described above for each class of  certificates  for any  Distribution  Date will be reduced by the amount of Net Interest  Shortfalls  experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups,  with  respect to the  subordinated  certificates.  With respect to any  Distribution  Date and loan group,  the "Net  Interest
Shortfall" is equal to the sum of:

o        any net prepayment interest shortfalls for that loan group and Distribution Date and

o        the amount of interest that would  otherwise  have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss,  Fraud Loss,  Debt Service  Reduction or Deficient  Valuation,
         after the  exhaustion of the  respective  amounts of coverage  provided by the  subordinated  certificates  for those types of losses.

         Net  Interest  Shortfalls  for a loan group on any  Distribution  Date will be allocated  pro rata among all  interest-bearing classes of the related senior  certificates  and the classes of  subordinated  certificates  on such  Distribution  Date,  based on the amount of  interest  each such class of  certificates  would  otherwise  be entitled  to receive  (or, in the case of the  subordinated certificates,  be deemed to be entitled to receive based on each  subordinated  class' share of the Assumed Balance,  as described more fully below) on such  Distribution  Date, in each case, before taking into account any reduction in such amounts from such Net Interest
Shortfalls.

         For purposes of allocating  Net Interest  Shortfalls for a loan group to the  subordinated  certificates  on any  Distribution
Date,  the amount of interest  each class of  subordinated  certificates  would  otherwise  be deemed to be  entitled  to receive  from
Available  Funds for that loan group on the  Distribution  Date will be equal to an amount of  interest at the  pass-through  rate on a balance equal to that class' pro rata share (based on their  respective  Class  Certificate  Balances) of the Assumed  Balance for that
Distribution  Date.  The "Assumed  Balance" for a  Distribution  Date and loan group is equal to the  Subordinated  Percentage for that
Distribution  Date relating to that loan group of the aggregate  Stated  Principal  Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that  Distribution  Date (after giving effect to  prepayments  received in the  Prepayment  Period related to such Due Date).  Notwithstanding  the foregoing,  on any  Distribution  Date after the second Senior
Termination  Date,  Net Interest  Shortfalls for the related loan group will be allocated to the classes of  subordinated  certificates based on the  amount of  interest  each such  class of  subordinated  certificates  would  otherwise  be  entitled  to  receive on that
Distribution Date.

                                                           S-50

         A "Relief Act  Reduction"  is a reduction in the amount of the monthly  interest  payment on a Mortgage  Loan  pursuant to the
Servicemembers Civil Relief Act or any similar state or local laws.

         With  respect to any  Distribution  Date,  a net  prepayment  interest  shortfall  for a loan group is the amount by which the aggregate  of the  prepayment  interest  shortfalls  experienced  by the Mortgage  Loans in that loan group  exceeds the sum of (x) the
Compensating  Interest for that  Distribution  Date and loan group and (y) the excess,  if any, of the  Compensating  Interest for each other loan group over the aggregate of the prepayment  interest  shortfalls for that loan group. A "prepayment  interest  shortfall" is the amount by which  interest paid by a borrower in connection  with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment  Period  occurring in the month prior to the month of the applicable  Distribution  Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         If on any  Distribution  Date,  Available  Funds for a loan group in the  Certificate  Account  applied in the order described above under "-Priority of Distributions  Among  Certificates" are insufficient to make a full distribution of the interest  entitlement on the  group of  certificates  related  to that loan  group,  interest  will be  distributed  on each  class of  certificates  in that certificate  group of equal  priority  based on the amount of interest it would  otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid  interest  amount will be carried  forward and added to the amount holders of each class of  certificates in that certificate  group will be entitled to receive on the next Distribution  Date. A shortfall could occur, for example,  if losses realized on the Mortgage  Loans in that loan group were  exceptionally  high or were  concentrated  in a particular  month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

         Principal Amount.  On each  Distribution  Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior  certificates  in an amount up to the related Senior  Principal  Distribution  Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

         The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

         (a)      all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

         (b)      the principal  portion of the purchase  price of each Mortgage  Loan in that loan group that was  repurchased  by the seller or another person pursuant to the pooling and servicing  agreement as of the Distribution Date,  excluding any
                  Mortgage  Loan in that  loan  group  that was  repurchased  due to a  modification  of the  Mortgage  Loan in lieu of refinancing,

         (c)      the  Substitution  Adjustment  Amount in connection  with any deleted  Mortgage Loan in that loan group received with respect to the Distribution Date,

         (d)      any insurance  proceeds or liquidation  proceeds  allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet  Liquidated  Mortgage  Loans  received  during the calendar  month  preceding the month of the
                  Distribution Date,

         (e)      with  respect to each  Mortgage  Loan in that loan group that became a Liquidated  Mortgage  Loan during the calendar month preceding the month of the  Distribution  Date, the amount of the liquidation  proceeds  allocable to principal received with respect to that Mortgage Loan,

                                                           S-51

         (f)      all partial and full principal  prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment  Period,  including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

         (g)      (A) any Subsequent  Recoveries  with respect to the Mortgage  Loans in that loan group  received  during the calendar month preceding the month of the Distribution  Date, or (B) with respect to Subsequent  Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized  Loss after the Senior Credit  Support  Depletion  Date,  any such
                  Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal  Distribution  Amount. On each Distribution  Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal  Distribution  Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

         (a)      with respect to loan group 1, sequentially, as follows:

                  (i)      to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

                  (ii)     concurrently,  to the Class 1-A-1 and Class 1-A-2  Certificates,  pro rata,  until  their  respective  Class
                           Certificate Balances are reduced to zero; and

         (b)      with respect to loan group 2, concurrently,  to the Class 2-A-1  Certificates until its Class Certificate  Balance is reduced to zero.

         The capitalized terms used in this free writing prospectus have the following meanings:

         "Prepayment  Period" means for any  Distribution  Date and Due Date,  the period  commencing on the sixteenth day of the prior calendar  month (or, in the case of the first  Distribution  Date,  the Cut-off  Date) and ending on the  fifteenth day of the calendar month in which such Distribution Date occurs.

         "Stated  Principal  Balance" means for any Mortgage Loan and any Due Date, the unpaid  principal  balance of the Mortgage Loan as of that Due Date, as specified in its  amortization  schedule at the time (before any  adjustment to the  amortization  schedule for any  moratorium or similar waiver or grace period),  after giving effect to previous  partial  prepayments of principal and the payment of principal due on that Due Date,  irrespective  of any  delinquency in payment by the related  mortgagor and to liquidation  proceeds allocable to principal  received in the prior calendar month and prepayments  received through the last day of the Prepayment Period in which the Due Date occurs.  The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

                  (i)      the related  Senior  Percentage  of all amounts  described in clauses (a) through (d) of the  definition  of
                           Principal Amount for that loan group and Distribution Date,

                                                           S-52

                  (ii)     for each Mortgage Loan in that loan group that became a Liquidated  Mortgage Loan during the calendar  month preceding the month of the Distribution Date, the lesser of

                           (a)      the related Senior  Percentage of the Stated  Principal  Balance of the Mortgage Loan as of the Due
                                    Date in the month preceding the month of that Distribution Date and

                           (b)      either

                                    (x)     if no Excess  Losses were  sustained on a  Liquidated  Mortgage  Loan during the  preceding calendar  month,  the  Senior  Prepayment  Percentage  of the  amount  of  the  liquidation proceeds allocable to principal received on the Mortgage Loan or

                                    (y)     if an Excess Loss was  sustained  on the  Liquidated  Mortgage  Loan  during the  preceding calendar month,  the related Senior  Percentage of the amount of the  liquidation  proceeds allocable to principal received on the Mortgage Loan, and

                  (iii)    the related Senior  Prepayment  Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided,  however,  that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage
Loan, the related  Senior  Principal  Distribution  Amount will be reduced on the  applicable  Distribution  Date by the related Senior
Percentage of the principal portion of the Bankruptcy Loss; provided further,  however,  that on any Distribution Date after the second
Senior Termination Date, the Senior Principal  Distribution  Amount for the remaining  certificates will be calculated  pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

         The "Senior  Percentage" for any senior  certificate  group and  Distribution  Date is the percentage  equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class  Certificate  Balance of the senior  certificates of such senior certificate  group  immediately  before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage  Loan in the related loan group as of the Due Date  occurring in the month prior to the month of that  Distribution  Date
(after  giving  effect to  prepayments  received on the related  Mortgage  Loans in the  Prepayment  Period  related to that Due Date);
provided,  however,  that on any Distribution  Date after the second Senior  Termination  Date, the Senior  Percentage of the remaining senior  certificate group is the percentage  equivalent (not greater than 100%) of a fraction,  the numerator of which is the aggregate
Class  Certificate  Balance of the senior  certificates of such remaining senior  certificate  group immediately prior to such date and the  denominator  of which is the  aggregate  Class  Certificate  Balance of all  classes  of  certificates  immediately  prior to such
Distribution Date.

         For any Distribution Date on and prior to the second Senior  Termination  Date, the "Subordinated  Percentage" for the portion of the subordinated  certificates  relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior  certificate group relating to that loan group on such Distribution  Date. After the second Senior  Termination Date, the
Subordinated  Percentage  will  represent  the entire  interest  of the  subordinated  certificates  in the  mortgage  pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

                                                           S-53

         The "Senior  Prepayment  Percentage" of a senior  certificate group for any Distribution Date occurring during the seven years beginning on the first  Distribution Date will equal 100%.  Thereafter,  each Senior  Prepayment  Percentage will be subject to gradual reduction as described in the following  paragraph.  This  disproportionate  allocation of unscheduled  payments of principal will have the effect of accelerating the amortization of the senior  certificates that receive these unscheduled  payments of principal while, in the absence of Realized  Losses,  increasing the interest in the pool principal  balance  evidenced by the  subordinated  certificates.
Increasing  the  respective  interest  of the  subordinated  certificates  relative to that of the senior  certificates  is intended to preserve the availability of the subordination provided by the subordinated  certificates.  The Subordinated  Prepayment Percentage for a loan  group as of any  Distribution  Date will be  calculated  as the  difference  between  100% and the  related  Senior  Prepayment
Percentage for that Distribution Date.

         The Senior  Prepayment  Percentage of a senior  certificate  group for any Distribution Date occurring on or after the seventh anniversary of the first  Distribution  Date will be as follows:  for any Distribution  Date in the first year thereafter,  the related
Senior Percentage plus 70% of the related  Subordinated  Percentage for the Distribution  Date; for any Distribution Date in the second year thereafter,  the related Senior  Percentage plus 60% of the related  Subordinated  Percentage for the  Distribution  Date; for any
Distribution Date in the third year thereafter,  the related Senior Percentage plus 40% of the related Subordinated  Percentage for the
Distribution  Date; for any  Distribution  Date in the fourth year  thereafter,  the related Senior  Percentage plus 20% of the related
Subordinated  Percentage for the Distribution  Date; and for any Distribution  Date thereafter,  the related Senior  Percentage for the
Distribution  Date (unless on any Distribution  Date the Senior  Percentage of any senior  certificate group exceeds the initial Senior
Percentage of such senior certificate  group, in which case the Senior Prepayment  Percentage for each senior certificate group for the
Distribution  Date will once again equal 100%).  Notwithstanding  the foregoing,  no decrease in the Senior  Prepayment  Percentage for any loan group will occur  unless both of the step down  conditions  listed  below are  satisfied  with  respect to all of the Mortgage
Loans:

o        the  aggregate  Stated  Principal  Balance of all Mortgage  Loans  delinquent  60 days or more  (averaged  over the  preceding six-month period)  (including any Mortgage Loans subject to foreclosure  proceedings,  real estate owned by the issuing entity and Mortgage  Loans the  mortgagors  of which are in  bankruptcy),  as a percentage  of (a) if such date is on or prior to the second Senior  Termination Date, the Subordinated  Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior  Termination  Date, the aggregate Class  Certificate
         Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

o        cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

o        commencing with the Distribution Date on the seventh  anniversary of the first  Distribution  Date, 30% of (i) if such date is on or prior to the second Senior  Termination  Date, the  Subordinated  Percentage for that loan group of the aggregate Stated
         Principal  Balances  of the related  Mortgage  Loans as of the  Cut-off  Date or (ii) if such date is after the second  Senior
         Termination  Date,  the aggregate  Class  Certificate  Balance of the  subordinated  certificates  as of the closing date (the
         "original subordinate principal balance"),

                                                           S-54

o        commencing  with the  Distribution  Date on the  eighth  anniversary  of the  first  Distribution  Date,  35% of the  original subordinate principal balance,

o        commencing  with  the  Distribution  Date on the  ninth  anniversary  of the  first  Distribution  Date,  40% of the  original subordinate principal balance,

o        commencing  with  the  Distribution  Date on the  tenth  anniversary  of the  first  Distribution  Date,  45% of the  original subordinate principal balance, and

o        commencing  with the  Distribution  Date on the  eleventh  anniversary  of the first  Distribution  Date,  50% of the original subordinate principal balance.

         The "Senior  Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate  Balance of the senior certificates of such senior certificate group is reduced to zero.

         Notwithstanding  the  preceding  paragraphs,  if  (x) on or  before  the  Distribution  Date  in  August 2010,  the  Aggregate
Subordinated  Percentage is at least 200% of the Aggregate  Subordinated  Percentage as of the closing date, the  delinquency  test set forth  above is  satisfied  and  cumulative  Realized  Losses do not  exceed  20% of the  aggregate  Class  Certificate  Balance of the subordinated  certificates as of the closing date, the Senior  Prepayment  Percentage for each loan group will equal the related Senior
Percentage for that  Distribution  Date plus 50% of an amount equal to 100% minus the related Senior  Percentage for that  Distribution
Date and (y) after the  Distribution  Date in  August 2010,  the  Aggregate  Subordinated  Percentage is at least 200% of the Aggregate
Subordinated  Percentage as of the closing date, the  delinquency  test set forth above is satisfied and cumulative  Realized Losses do not exceed 30% of the aggregate  Class  Certificate  Balance of the  subordinated  certificates  as of the closing date (the "Two Times
Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction,  expressed as a percentage,  the numerator of which is equal to the aggregate Class  Certificate  Balance of the subordinated  certificates  immediately  prior to such  Distribution
Date and the denominator of which is the aggregate Stated  Principal  Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal  prepayments  received in the Prepayment Period related to that prior Due Date).

         If on any Distribution  Date the allocation to the class or classes of senior  certificates  then entitled to distributions of principal in the  percentages  required  above would reduce the  outstanding  Class  Certificate  Balance of the class or classes below zero, the  distribution to the class or classes of certificates of the related Senior  Percentage and Senior  Prepayment  Percentage of
those  amounts  for the  Distribution  Date will be  limited  to the  percentage  necessary  to reduce the  related  Class  Certificate
Balance(s) to zero.

Cross-Collateralization

         Cross-Collateralization  due to  disproportionate  Realized  Losses  in  one  loan  group.  If on any  Distribution  Date  the aggregate Class Certificate  Balance of the senior  certificates of a senior certificate group, after giving effect to distributions to be made on that  Distribution  Date, is greater than the aggregate Stated  Principal  Balance of the Mortgage Loans for that loan group
(any such group, the  "Undercollateralized  Group"), all amounts otherwise distributable as principal to the subordinated  certificates
(or,  following the Senior Credit  Support  Depletion  Date,  the amounts  described in the following  sentence) will be distributed as principal to the senior  certificates of the  Undercollateralized  Group,  until the aggregate Class Certificate  Balance of the senior certificates of the  Undercollateralized  Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group
(such  distribution,  an  "Undercollateralization  Distribution").  If the senior certificates of a senior certificate group constitute an  Undercollateralized  Group on any  Distribution  Date following the Senior Credit Support  Depletion  Date,  Undercollateralization
Distributions  will be made from the excess of the Available Funds for the other loan groups  remaining after all required  amounts for that  Distribution  Date have been distributed to the senior  certificates of that related senior  certificate  group. If more than one
Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization  Distribution,  such Undercollateralization
Distribution  will be allocated  among the  Undercollateralized  Groups,  pro rata,  based upon the amount by which the aggregate Class
Certificate  Balance of the senior  certificates in each senior  certificate  group exceeds the sum of the aggregate  Stated  Principal
Balance  of the  Mortgage  Loans  for each  related  Undercollateralized  Group.  If more  than  one  senior  certificate  group on any
Distribution  Date is required to make an  Undercollateralization  Distribution to an  Undercollateralized  Group,  the payment of such
Undercollateralization  Distribution will be allocated among such senior  certificate  groups, pro rata, based upon the aggregate Class
Certificate Balance of the related senior certificates.  Accordingly,  the subordinated  certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

                                                           S-55

         All  distributions  described in this "Cross  Collateralization"  section will be made in accordance  with the  priorities set forth  under  "Distributions  on the  Certificates  - Principal  - Senior  Principal  Distribution  Amount"  above and "-  Subordinated
Principal Distribution Amount" below.

         Subordinated  Principal  Distribution  Amount.  On each  Distribution  Date and with respect to all of the loan groups, to the extent of Available Funds therefor,  the Principal Amount, up to the amount of the Subordinated  Principal Distribution Amount for each loan group for the  Distribution  Date, will be distributed as principal of the  subordinated  certificates.  Except as provided in the next paragraph,  each class of subordinated  certificates will be entitled to receive its pro rata share of the Subordinated  Principal
Distribution  Amount  from each loan group  (based on its  respective  Class  Certificate  Balance),  in each case to the extent of the amount  available  from  Available  Funds from each loan  group for  distribution  of  principal.  Distributions  of  principal  of the subordinated  certificates will be made sequentially to the classes of subordinated  certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated  certificates  (other than the class of subordinated  certificates then outstanding with the highest priority of distribution),  if on any Distribution Date the sum of the Class  Subordination  Percentages of such class and all classes of subordinated  certificates  that have higher numerical class  designations  than that class (the "Applicable  Credit
Support  Percentage") is less than the Applicable Credit Support  Percentage for that class on the date of issuance of the certificates
(the "Original Applicable Credit Support  Percentage"),  no distribution of partial principal  prepayments and principal prepayments in full will be made to any of those classes (the  "Restricted  Classes") and the amount of partial  principal  prepayments  and principal prepayments in full otherwise  distributable  to the Restricted  Classes will be allocated among the remaining  classes of subordinated certificates,  pro rata,  based upon their  respective Class  Certificate  Balances,  and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated  certificates,  will equal the fraction  (expressed as a percentage) the numerator of which is the Class  Certificate  Balance of that class of subordinated certificates  immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate  Balance of all classes of certificates immediately before that Distribution Date.

                                                           S-56

         The approximate  Original Applicable Credit Support  Percentages for the subordinated  certificates on the date of issuance of the certificates are expected to be as follows:

                  Class B-1.................     5.30%

                  Class B-2.................     3.30%

                  Class B-3.................     2.00%

                  Class B-4.................     1.20%

                  Class B-5.................     0.30%

                  Class B-6.................     0.10%

         The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

o        the  Subordinated  Percentage  for that loan group of all amounts  described in clauses (a) through (d) of the  definition  of
         Principal Amount for that loan group and that Distribution Date,

o        for each  Mortgage  Loan in that loan group that became a Liquidated  Mortgage  Loan during the calendar  month  preceding the month of the Distribution Date, the portion of the liquidation  proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal  Distribution  Amount up to the
         related  Subordinated  Percentage  of the Stated  Principal  Balance  of the  Mortgage  Loan,  as of the Due Date in the month preceding the month of that Distribution Date, and

o        the Subordinated  Prepayment  Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

         On any Distribution Date after the second Senior  Termination Date, the Subordinated  Principal  Distribution  Amount will not be  calculated  by loan group but will equal the amount  calculated  pursuant to the  formula  set forth above based on the  applicable
Subordinated Percentage or Subordinated Prepayment Percentage,  as applicable,  for the subordinated certificates for such Distribution
Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

         Residual  Certificates.  The Class A-R  Certificates  will remain  outstanding  for so long as the issuing entity shall exist, regardless of whether they are receiving  current  distributions  of principal or interest.  In addition to  distributions  of interest and principal as described  above, on each  Distribution  Date, the holders of the Class A-R  Certificates  will be entitled to receive any Available Funds for any loan group remaining after  distribution of interest and principal on the senior  certificates and interest and principal on the  subordinated  certificates,  as described above and, after the final  distribution  has been made with respect to the certificates.  It is not anticipated that there will be any significant amounts remaining for that distribution.

                                                           S-57

Allocation of Losses

         On each Distribution  Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated  certificates, in the reverse order of their numerical class  designations  (beginning with the class of subordinated  certificates  then  outstanding with the  highest  numerical  class  designation),  in each  case  until the  Class  Certificate  Balance  of the  respective  class of certificates  has been reduced to zero, and then to the senior  certificates of the related senior  certificate  group as follows:  (1)
any Realized Losses,  other than Excess Losses, on the Group 1 Mortgage Loans will be allocated,  sequentially,  to the Class 1-A-2 and
Class 1-A-1  Certificates,  in that order, until their respective Class Certificate  Balances are reduced to zero; and (2) any Realized
Losses,  other than Excess  Losses,  on the Group 2 Mortgage  Loans will be allocated to the Class 2-A-1  Certificates  until its Class
Certificate Balance is reduced to zero.

         On each  Distribution  Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates  of the  related  senior  certificate  group and the classes of  subordinated  certificates  of the  related  subordinated certificate group as follows:

o        the  applicable  Senior  Percentage  of such Excess Loss will be allocated  among the classes of senior  certificates  in that senior certificate group, pro rata, based on their Class Certificate Balances and

o        the applicable Subordinated  Percentage of such Excess Loss will be allocated among the classes of subordinated  certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

         The "Senior Credit Support  Depletion Date" is the date on which the Class  Certificate  Balance of each class of subordinated certificates has been reduced to zero.

         Because  principal  distributions  are paid to some classes of certificates  before other classes of certificates,  holders of the certificates  that are entitled to receive  principal later bear a greater risk of being allocated  Realized Losses on the Mortgage
Loans than holders of classes that are entitled to receive principal earlier.

         In general,  a "Realized  Loss" means,  for a Liquidated  Mortgage  Loan, the amount by which the remaining  unpaid  principal balance of the Mortgage  Loan exceeds the amount of  liquidation  proceeds  applied to the  principal  balance of the related  Mortgage
Loan.  "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount,  Bankruptcy  Losses in excess of the  Bankruptcy  Loss Coverage  Amount and Fraud Losses in excess of the Fraud Loss  Coverage  Amount.  "Bankruptcy  Losses" are losses that are incurred as a result of Debt Service  Reductions and Deficient  Valuations.  "Special  Hazard  Losses" are Realized  Losses in
respect of Special Hazard  Mortgage  Loans.  "Fraud Losses" are losses  sustained on a Liquidated  Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A  "Liquidated  Mortgage  Loan" is a defaulted  Mortgage  Loan as to which the Servicer has  determined  that all  recoverable liquidation  and insurance  proceeds have been received.  A "Special  Hazard  Mortgage Loan" is a Liquidated  Mortgage Loan as to which the ability to recover the full amount due  thereunder  was  substantially  impaired by a hazard not insured  against  under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement-Special Hazard Insurance Policies."

                                                           S-58

         "Subsequent  Recoveries" are unexpected recoveries,  net of reimbursable expenses,  with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

         The  pooling  and  servicing  agreement  does not  permit  the  allocation  of  Realized  Losses  to the  Class P and  Class L
Certificates.

                                                          Credit Enhancement

Subordination

         Any Realized  Losses on the Mortgage Loans that are allocable to the senior  certificates  will be allocated among the related classes of senior  certificates  as specified  under  "Description  of the  Certificates  - Allocation  of Losses" in this free writing prospectus.

         The rights of the holders of the subordinated  certificates to receive  distributions  with respect to the Mortgage Loans will be  subordinated  to the rights of the  holders  of the  related  senior  certificates  and the rights of the  holders of each class of related  subordinated  certificates  (other than the Class B-1  Certificates)  to receive the  distributions  that are allocated to the related  subordinated  certificates  will be further  subordinated to the rights of the class or classes of  subordinated  certificates with  lower  numerical  class  designations,  in  each  case  only to the  extent  described  in  this  free  writing  prospectus.  The subordination  of the  subordinated  certificates  to the senior  certificates  and the  subordination  of the classes of  subordinated certificates  with higher  numerical class  designations  to those with lower numerical class  designations is intended to increase the likelihood of receipt,  respectively,  by the applicable  senior  certificateholders  and the holders of the subordinated  certificates with lower numerical class  designations of the maximum amount to which they are entitled on any  Distribution  Date and to provide the holders  protection  against  Realized  Losses,  other than Excess Losses.  In addition,  the  subordinated  certificates  will provide limited  protection  against Special Hazard Losses,  Bankruptcy  Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount,
Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

         The  subordinated  certificates  will provide limited  protection to the classes of  certificates of higher relative  priority against

o        Special Hazard Losses in an initial amount  expected to be up to  approximately  $7,460,000 (the "Special Hazard Loss Coverage
         Amount"),

o        Bankruptcy  Losses in an initial amount expected to be up to approximately  $100,000 (the  "Bankruptcy Loss Coverage  Amount")
         and

o        Fraud Losses in an initial amount expected to be up to approximately $4,252,071 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage  Amount will be reduced,  from time to time, to be an amount equal on any  Distribution  Date to the lesser of:

o        that Special Hazard Loss Coverage  Amount as of the closing date less the amount,  if any, of losses  attributable  to Special
         Hazard Mortgage Loans incurred since the closing date, or

o        the greatest of

o        1% of the aggregate of the principal balances of the Mortgage Loans,

                                                           S-59

o        twice the principal balance of the largest Mortgage Loan and

o        the aggregate  principal  balances of the Mortgage  Loans  secured by mortgaged  properties  located in the single  California postal zip code area having the highest aggregate principal balance of any zip code area.

         All  principal  balances for the purpose of this  definition  will be  calculated  as of the first day of the month before the month in which the  Distribution  Date occurs after giving effect to scheduled  installments  of principal and interest on the Mortgage
Loans then due, whether or not paid.

         The  Fraud  Loss  Coverage  Amount  will be  reduced,  from  time to time,  by the  amount of Fraud  Losses  allocated  to the
Certificates.  In addition,  the Fraud Loss Coverage  Amount will be reduced on the sixth  anniversary of the Cut-off Date, to zero and on the first, second, third, fourth and fifth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o        1.00% of the then current pool principal  balance,  in the case of the first and second such anniversary and 0.50% of the then current pool principal balance, in the case of the third, fourth and fifth such anniversaries,

         and

o        the excess of

o        the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

o        the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

         The Bankruptcy Loss Coverage Amount will be reduced,  from time to time, by the amount of Bankruptcy  Losses  allocated to the subordinated certificates.

         The amount of coverage  provided by the  subordinated  certificates  for Special  Hazard Losses,  Bankruptcy  Losses and Fraud
Losses may be cancelled  or reduced  from time to time for each of the risks  covered,  provided  that the then current  ratings of the certificates  assigned by the rating  agencies are not  adversely  affected as a result.  In addition,  a reserve fund or other form of credit  enhancement  may be  substituted  for the  protection  provided by the  subordinated  certificates  for Special  Hazard Losses,
Bankruptcy Losses and Fraud Losses.

                                                           S-60

         A "Deficient  Valuation"  is a bankruptcy  proceeding  whereby the  bankruptcy  court may establish the value of the mortgaged property at an amount less than the then outstanding  principal  balance of the Mortgage Loan secured by the mortgaged  property or may reduce the  outstanding  principal  balance of a Mortgage  Loan.  In the case of a  reduction  in that value of the  related  mortgaged property,  the amount of the secured  debt could be reduced to that value,  and the holder of the  Mortgage  Loan thus would  become an unsecured  creditor  to the extent the  outstanding  principal  balance of the  Mortgage  Loan  exceeds  the value so  assigned  to the mortgaged  property by the  bankruptcy  court.  In  addition,  other  modifications  of the terms of a Mortgage  Loan can result from a bankruptcy  proceeding,  including  the  reduction (a "Debt  Service  Reduction")  of the amount of the monthly  payment on the related
Mortgage Loan.  However,  none of these shall be considered a Debt Service Reduction or Deficient  Valuation so long as the Servicer is pursuing any other  remedies  that may be  available  with respect to the related  Mortgage  Loan and either the Mortgage  Loan has not incurred  payment  default or scheduled  monthly  payments of principal and interest are being advanced by the Servicer  without giving effect to any Debt Service Reduction or Deficient Valuation.